                                                                   Exhibit 10.11

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                              AMENDED AND RESTATED
                           RECEIVABLES SALE AGREEMENT


                                      Among


                          LFI RECEIVABLES CORPORATION,




                            THE SELLERS NAMED HEREIN


                                       and


                           THE SERVICERS NAMED HEREIN



                          Dated as of February 4, 1997


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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                    ARTICLE I

                                   Definitions

SECTION 1.01.  Defined Terms..............................................   2
SECTION 1.02.  Other Definitional Provisions..............................  11


                                   ARTICLE II

                        Purchase and Sale of Receivables

SECTION 2.01.  Purchase and Sale of Receivables...........................  12
SECTION 2.02.  Purchase Price.............................................  15
SECTION 2.03.  Payment of Purchase Price..................................  16
SECTION 2.04.  No Repurchase..............................................  17
SECTION 2.05.  Rebates, Adjustments, Returns,
                 Reductions and Modifications.............................  18
SECTION 2.06.  Payments in Respect of Ineligible
                 Receivables and Seller Indemnification Payments..........  18
SECTION 2.07.  Certain Charges............................................  20
SECTION 2.08.  Certain Allocations........................................  21

                                   ARTICLE III

                         Conditions to Purchase and Sale

SECTION 3.01.  Conditions Precedent to the Company's Purchase of
                 Receivables on the Effective Date........................  21
SECTION 3.02.  Conditions Precedent to All the Company's Purchases of
                 Receivables..............................................  23
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                                                                   Contents p. 2

             TOC for Amended and Restated Receivables Sale Agreement

                                                                           Page
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SECTION 3.03.  Conditions Precedent to Sellers' Obligations on
                 the Effective Date.......................................  24
SECTION 3.04.  Conditions Precedent to All the Sellers' Obligations.......  24
SECTION 3.05.  Conditions Precedent to the Addition of a Seller...........  25

                                   ARTICLE IV

                         Representations and Warranties

SECTION 4.01.  Representations and Warranties of the Sellers
                 Relating to the Sellers..................................  27
SECTION 4.02.  Representations and Warranties of the Sellers
                 Relating to the Receivables..............................  33
SECTION 4.03.  Representations and Warranties of  the Company.............  35

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01.  Certificates; Other Information............................  36
SECTION 5.02.  Compliance with Law and Policies...........................  37
SECTION 5.03.  Preservation of Corporate
                 Existence................................................  37
SECTION 5.04.  Separate Corporate Existence...............................  37
SECTION 5.05.  Inspection of Property; Books and
                 Records; Discussions.....................................  39
SECTION 5.06.  Location of Records........................................  39
SECTION 5.07.  Computer Files.............................................  40
SECTION 5.08.  Payment of and Compliance with Obligations.................  40
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             TOC for Amended and Restated Receivables Sale Agreement


                                                                           Page
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SECTION 5.09.  Collections................................................  40
SECTION 5.10.  Furnishing Copies, Etc.....................................  41
SECTION 5.11.  Obligations with Respect to Obligors and Receivables.......  42
SECTION 5.12.  Responsibilities of the Sellers............................  42
SECTION 5.13.  Assessments................................................  42
SECTION 5.14.  Further Action.............................................  42
SECTION 5.15.  Sale of Receivables........................................  43
SECTION 5.16.  Baybank Depository Agreement...............................  44
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                                                                   Contents p. 4

             TOC for Amended and Restated Receivables Sale Agreement

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                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.  Limitations on Transfers of Receivables, Etc...............  44
SECTION 6.02.  Extension or Amendment of Receivables......................  44
SECTION 6.03.  Change in Payment Instructions to Obligors.................  44
SECTION 6.04.  Change in Name.............................................  45
SECTION 6.05.  Policies...................................................  45
SECTION 6.06.  Modification of Ledger.....................................  46
SECTION 6.07.  Accounting for Purchases...................................  46
SECTION 6.08.  Instruments................................................  46
SECTION 6.09.  Ineligible Receivables.....................................  46
SECTION 6.10.  Business of the Seller.....................................  46
SECTION 6.11.  Limitation on Fundamental Changes..........................  47

                                   ARTICLE VII

                           Purchase Termination Events

SECTION 7.01.  Purchase Termination Events................................  47
SECTION 7.02.  Remedies...................................................  51

                                  ARTICLE VIII

                                   Seller Note

SECTION 8.01.  Seller Note................................................  53
SECTION 8.02.  Restrictions on Transfer of Seller Note....................  54
SECTION 8.03.  Discretion; Aggregate Amount...............................  55

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             TOC for Amended and Restated Receivables Sale Agreement


                                                                           Page
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                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01.  Payments...................................................  55
SECTION 9.02.  Costs and Expenses.........................................  56
SECTION 9.03.  Successors and Assigns.....................................  57
SECTION 9.04.  Governing Law..............................................  58
SECTION 9.05.  No Waiver; Cumulative Remedies.............................  58
SECTION 9.06.  Amendments and Waivers.....................................  58
SECTION 9.07.  Severability...............................................  59
SECTION 9.08.  Notices....................................................  59
SECTION 9.09.  Counterparts...............................................  60
SECTION 9.10.  Waivers of Jury Trial......................................  60
SECTION 9.11.  Jurisdiction; Consent to Service of Process................  60
SECTION 9.12.  Addition of Sellers........................................  61
SECTION 9.13.  Termination of Seller......................................  61
SECTION 9.14.  No Bankruptcy Petition.....................................  63
SECTION 9.15.  Termination................................................  63
SECTION 9.16.  Construction of Agreement..................................  64

                                    EXHIBITS

Exhibit A   Form of Seller Note
Exhibit B   Form of Additional Seller/
            Servicer Supplement


                                    SCHEDULES

Schedule 1  Sellers and Servicers
Schedule 2  Receivables
Schedule 3  Lockboxes
Schedule 4 Location of Chief Executive Offices; Location of Books and Records
Schedule 5  Names
Schedule 6  Discounted Percentage

                              AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT
                        dated as of February 4, 1997 (this "Agreement"), among each seller and servicer listed on Schedule 1 hereto (in their capacity as sellers, the "Sellers" and in their capacity as servicers, the "Servicers"), and LFI RECEIVABLES CORPORATION, a Delaware corporation (the "Company").

                              W I T N E S S E T H :

            WHEREAS, the parties hereto entered into that certain Receivables Sale Agreement, dated as of August 5, 1996 (the "Original Agreement") in order for the Sellers to sell to the Company, and the Company to purchase from the Sellers, all the Sellers' right, title and interest in, to and under the Receivables then existing and thereafter created and all other Receivable Assets;

            WHEREAS, the parties hereto wish to amend and restate the Original Agreement so as to amend various provisions of the Original Agreement;

            WHEREAS, the Original Agreement shall be replaced in whole by this Agreement; and

            WHEREAS, the Master Servicer, the Company and The Chase Manhattan Bank, as Trustee, have entered into a Pooling Agreement dated as of August 5, 1996 (such agreement, as amended and restated on the date hereof and as it may be amended, modified or otherwise supplemented from time to time hereafter, being the "Pooling Agreement") in order to create a master trust into which the Company has transferred, and will continue to transfer, all its right, title and interest in, to and under the Receivables and certain other assets then or hereafter owned by the Company.
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                 Amended and Restated Receivables Sale Agreement


            NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Defined Terms. Capitalized terms defined or referenced in the Pooling Agreement shall be used herein as therein defined (unless otherwise defined or referenced herein), and the following terms shall have the following meanings:

            "ABR" shall mean, for any day, a per annum alternate base rate (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason The Chase Manhattan Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of The Chase Manhattan Bank to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause
(b) or (c), or both, of the immediately preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be
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                 Amended and Restated Receivables Sale Agreement


effective on the date such change is publicly announced as being effective. The term "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. The term "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by The Chase Manhattan Bank from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by The Chase Manhattan Bank from three Federal funds brokers of recognized standing selected by it.

            "Adjustment Amount" shall have the meaning specified in subsection 2.06(a).

            "Applicable Insolvency Laws" shall have the meaning specified in subsection 7.01(d).
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                                                                               4
                 Amended and Restated Receivables Sale Agreement


            "Assessment Rate" shall mean, for any date, the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by The Chase Manhattan Bank as the then current net annual assessment rate that will be employed in determining amounts payable by The Chase Manhattan Bank to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in U.S. Dollars at The Chase Manhattan Bank's domestic offices.

            "Collections" shall mean all collections and all amounts received in respect of the Receivables sold to the Company, including Recoveries, Adjustment Payments, indemnification payments made by the Master Servicer or, any Servicer and payments received in respect of Dilution Adjustments, together with all collections received in respect of the Related Property in the form of cash, checks, wire transfers or any other form of cash payment, and all proceeds of Receivables and collections thereof (including, without limitation, collections evidenced by an account, note, instrument, letter of credit, security, contract, security agreement, chattel paper, general intangible or other evidence of indebtedness or security, whatever is received upon the sale, exchange, collection or other disposition of, or any indemnity, warranty or guaranty payable in respect of, the foregoing and all "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of New York).

            "Credit Agreement" shall mean the Credit Agreement dated as of
August 5, 1996, among: Lifestyle Furnishings International Ltd.; each subsidiary of Lifestyle Furnishings International Ltd. listed on Schedule 1 thereto; Furnishings International Inc.; the lenders identified therein; The Chase Manhattan Bank, as a lender and as administrative agent and collateral agent for the lenders; and Chase Manhattan Bank Delaware, as a letter of credit issuer thereunder (including any amendments or modifications thereto or refinancing thereof).
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                                                                               5
                 Amended and Restated Receivables Sale Agreement


            "Cut-Off Date" shall mean the close of business on January 29, 1997.

            "Discounted Percentage" shall have the meaning specified in Schedule 6.

            "Documents" shall have the meaning specified in subsection 7.02(b)(iii).

            "Early Termination" shall have the meaning specified in Article VII.

            "Effective Date" shall mean February 4, 1997.

            "Eligible Letter of Credit" shall mean any irrevocable documentary credit (a direct-pay letter of credit) or any irrevocable standby letter of credit supporting a Receivable, or two or more Receivables sold to the Company by the same Seller, that is (a) either (i) issued in favor of such Seller or the Company and the right to draw under which is, or the proceeds of which are, legally transferable and assignable to the Trustee or (ii) issued in favor of the Trustee, (b) governed by the UCC of a state of the United States of America, governed by the UCP 500 or governed as to certain terms by the UCP 500 and as to any remaining terms by the UCC of a state of the United States of America, (c) issued by a commercial bank that (i) has a combined capital and surplus of at least $50,000,000 and (ii) has (or the holding company parent of which has) either a long-term or a short-term senior unsecured debt rating in the highest rating category by each Rating Agency and (d) permits the beneficiary to draw, upon notice to the issuing bank, an amount equal to the entire Principal Amount of any Receivable supported thereby in U.S. Dollars payable by the issuing bank to the Trustee, as assignee or as original beneficiary, in the case of a documentary credit (a direct-pay letter of credit), on or before the due date of such Receivable and, in the case of a standby letter of credit, on or before the fifth day following the due date of such Receivable.
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                 Amended and Restated Receivables Sale Agreement


            "ERISA Affiliate" shall mean with respect to any Person, any trade or business (whether or not incorporated) that is a member of a group of which such Person is a member and which is treated as a single employer under Section 414 of the Internal Revenue Code.

            "Excluded Note" shall mean any Receivable (i) which originally represented obligations owing by the account debtor thereon to more than one Seller, (ii) which is or will be evidenced by an instrument payable to the Seller who will administer such Receivable, (iii) which will be treated as an account receivable on the books and records of such Sellers until an instrument is executed in favor of the Seller who will administer such Receivable and thereafter will be treated as a note receivable on the books of such administering Seller and (iv) for which payments are not at any time to be made to a Lockbox or Lockbox Account.

            "Excluded Receivables" shall mean, as of any date of determination, any indebtedness and payment obligations of any Person to any Seller arising from a sale of merchandise or services by such Seller that has the attributes set forth in any of the following paragraphs:

            (a) it is owing by an Obligor that is an Affiliate of any Seller;

            (b) it is owing by an Obligor that is not "located" (within the meaning of Section 9-103(3)(d) of the UCC as in effect in the State of New
      York) in the United States and it is not supported by an Eligible Letter of Credit;

            (c) it is an Excluded Note;

            (d) it is a Receivable originated by the Beacon Hill division of Robert Allen Fabrics, Inc.; or
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                                                                               7
                 Amended and Restated Receivables Sale Agreement


            (e) it is owing by Montgomery Ward Holding Corporation or any of its subsidiaries to The Berkline Corporation.

            "Indemnification Event" shall have the meaning specified in subsection 2.06(b).

            "Ineligibility Event" shall have the meaning specified in subsection 2.06(a).

            "Ineligible Receivable" shall have the meaning specified in subsection 2.06(a).

            "Insolvency Event", with respect to a Seller, shall mean the occurrence of any one or more of the Purchase Termination Events specified in subsection 7.01(d).

            "Multiemployer Plan" shall mean with respect to any Person, a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which such Person or any ERISA Affiliate of such Person (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Internal Revenue Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "One-Month LIBOR" shall mean for any Accrual Period after the initial Accrual Period, the rate per annum, as determined by The Chase Manhattan Bank, which is the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for U.S. Dollar deposits having a maturity of one month commencing on the first day of such Accrual Period that appears on Page 3750 of the
Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of the Telerate Service, as determined by The Chase Manhattan Bank for purposes of providing interest rates applicable to U.S. Dollar deposits having a maturity of one
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                                                                               8
                 Amended and Restated Receivables Sale Agreement


month in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Accrual Period. In the event that such rate is not so available at such time for any reason, then "One-Month LIBOR" for such Accrual Period shall be the rate at which U.S. Dollar deposits in a principal amount of not less than $1,000,000 maturing in one month are offered to the principal London office of The Chase Manhattan Bank in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Accrual Period.

            "Payment Date" shall have the meaning specified in subsection
2.03(a).

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto.

            "Plan" shall mean, with respect to any Person, any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code which is maintained for employees of such Person or any ERISA Affiliate of such Person.

            "Pooling Agreement" shall have the meaning specified in the recitals hereto.

            "Potential Purchase Termination Event" shall mean any condition or act specified in Article VII that, with the giving of notice or the lapse of time or both, would become a Purchase Termination Event.

            "Purchase Price" shall have the meaning specified in Section 2.02.

            "Purchase Termination Event" shall have the meaning specified in
Section 7.01.

                                                                               9
                 Amended and Restated Receivables Sale Agreement


            "Purchased Receivable" shall mean, at any time, any Receivable sold to the Company by any Seller pursuant to, and in accordance with the terms of, this Agreement.

            "Receivable Assets" shall have the meaning specified in subsection 2.01(a).

            "Receivable" shall mean the indebtedness and payment obligations of any Person to any Seller (including, without limitation, obligations evidenced by an account, note, instrument, contract, security agreement, chattel paper, general intangible or other evidence of indebtedness or security) arising from a sale of merchandise or services by such Seller, including, without limitation, any right to payment for goods sold or for services rendered, and including the right to payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Person with respect thereto, but not including any Excluded Receivable.

            "Reportable Event" shall mean any reportable event as defined in
Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Internal Revenue Code).

            "Sale Documents" shall mean this Agreement and the Seller Note.

            "Sale Termination Date" shall have the meaning specified in subsection 9.13(b).

            "Sellers" shall have the meaning specified in the recitals hereto.

            "Seller Addition Date" shall have the meaning specified in Section 3.05.

                                                                              10
                 Amended and Restated Receivables Sale Agreement


            "Seller Adjustment Payment" shall have the meaning specified in subsection 2.06(a).

            "Seller Dilution Adjustment Payment" shall have the meaning specified in Section 2.05.

            "Seller Indemnification Payment" shall have the meaning specified in subsection 2.06(b).

            "Seller Note" shall have the meaning specified in Section 8.01.

            "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which [The Chase Manhattan Bank]is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Subordinated Notes" shall mean the 107/8% Senior Subordinated Notes due 2006 issued by Lifestyle Furnishings International Ltd. on August 5, 1996 in an aggregate principal amount of not less than $200,000,000 and shall include any substantially identical notes issued in exchange therefore after August 5, 1996, pursuant to the indenture governing such Notes.

            "Transactions" shall have the meaning specified in subsection
4.01(b).

            "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial

                                                                              11
                 Amended and Restated Receivables Sale Agreement


withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Other Definitional Provisions. (a) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

            (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Sellers and the Company, unless otherwise defined herein, shall have the respective meanings given to them under GAAP.

            (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (d) Any reference herein to a Schedule or Exhibit to this Agreement shall be deemed to be a reference to such Schedule or Exhibit as it may be amended, modified or supplemented from time to time to the extent that such Schedule or Exhibit may be amended, modified or supplemented (or any term or provision of any Transaction Document may be amended that would have the effect of amending, modifying or supplementing information contained in such Schedule or Exhibit) in compliance with the terms of the Transaction Documents.

            (e) Any reference in this Agreement to any representation, warranty or covenant "deemed" to have been made is intended to encompass only representations, warranties or covenants that are expressly stated to be repeated on or as of dates following the execution and delivery of this Agreement, and no such reference shall be interpreted as a reference to any implicit, inferred, tacit
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                                                                              12
                 Amended and Restated Receivables Sale Agreement


or otherwise unexpressed representation, warranty or covenant.

            (f) The words "include", "includes" or "including" shall be interpreted as if followed, in each case, by the phrase "without limitation".

                                   ARTICLE II

                        Purchase and Sale of Receivables

            SECTION 2.01. Purchase and Sale of Receivables. (a) Subject to the terms and conditions of this Agreement (including, without limitation, Article
III), each Seller hereby sells, transfers, assigns, and conveys, without recourse (except as expressly provided herein), to the Company, all its present and future right, title and interest in, to and under:

            (i) all Receivables originated by such Seller, including those existing at the close of business on the Effective Date and all such Receivables thereafter arising from time to time until but not including the date an Early Termination occurs;

            (ii) the Related Property;

            (iii) all Collections;

            (iv) all rights (including rescission, replevin or reclamation) relating to any Receivable originated by such Seller or arising therefrom;

            (v) all proceeds of or payments in respect of any and all of the foregoing clauses (i) through (iv) (including Collections).

Such property described in the foregoing clauses (i) through (v) shall be referred to herein as the "Receivable Assets".
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                                                                              13
                 Amended and Restated Receivables Sale Agreement


            (b) Subject to the terms and conditions of this Agreement (including, without limitation, Article III), on the Effective Date and on the date of creation of each newly created Receivable (but only so long as no Early Termination shall have occurred and be continuing), all of each Seller's right, title and interest in and to (i) in the case of the Effective Date, all then existing Receivables originated by such Seller, all Related Property, Collections, all rights (including rescission, replevin or reclamation) in respect of such Receivables originated by such Seller and all proceeds or payments in respect of any of the foregoing and (ii) in the case of each such date of creation, all such newly created Receivables originated by such Seller, all Related Property, Collections, all rights (including rescission, replevin or reclamation) in respect of such Receivables and all proceeds or payments in respect of any of the foregoing shall be considered to be part of the assets that have been sold, transferred, assigned, set over and otherwise conveyed to the Company pursuant to paragraph (a) above without any further action by such Seller or any other Person. Anything herein to the contrary notwithstanding, to the extent any Seller shall not have received payment from the Company of the Purchase Price for any Receivable and other related Receivable Assets in accordance with the terms of Section 2.03, such Seller shall give written notice to the Company and the Trustee on the Payment Date for such Purchase to the effect that such Receivable and other related Receivable Assets shall be deemed to not have been so sold, transferred, assigned, set over or conveyed to the Company.

            (c) The parties to this Agreement intend that, for accounting and commercial purposes, the transactions contemplated by Section 2.01 hereby shall be, and shall be treated as, a purchase by the Company and a sale by the Sellers of the Purchased Receivables and not a lending transaction. All sales of Receivables and other Receivable Assets by the Sellers hereunder shall be without recourse to, or representation or warranty of any kind (express or implied) by, the Sellers, except as otherwise specifically
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                                                                              14
                 Amended and Restated Receivables Sale Agreement


provided herein. The foregoing sale, assignment, transfer and conveyance does not constitute and is not intended to result in the creation or assumption by the Company of any obligation of the Sellers or any other Person in connection with the Receivables, the other Receivable Assets or any agreement or instrument relating thereto, including any obligation to any Obligor. Although it is the intent of the parties to this Agreement that the conveyance of the Sellers' right, title and interest in, to and under the Receivables, the Related Property, Collections, all rights (including rescission, replevin or reclamation) in respect of the Receivables and all proceeds or payments in respect of any of the foregoing pursuant to this Agreement shall constitute purchases and sales and not loans, in the event that any such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that each Seller hereby grant to the Company a perfected first priority security interest in all of such Seller's present and future right, title and interest in, to and under the Receivables, the Related Property, all Collections, all rights (including rescission, replevin or reclamation) relating to any Receivable originated by such Seller or arising therefrom and all proceeds or payments in respect of any of the foregoing and that this Agreement shall constitute a security agreement under applicable law in favor of the Company.

            (d) In connection with the foregoing conveyances, each Seller agrees to record and file, or cause to be recorded and filed, at its own expense, financing statements (and continuation statements with respect to such financing statements when applicable), (i) with respect to the Receivables originated by such Seller now existing and hereafter acquired pursuant to this Agreement by the Company from such Seller and (ii) with respect to any other Receivable Assets for which a security interest may be perfected under the relevant UCC, legislation or similar statute by such filing, in each case meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect and maintain

                                                                              15
                 Amended and Restated Receivables Sale Agreement


perfection of the conveyance of such Receivables and any other Receivable Assets to the Company, and to deliver to the Company on or prior to the Effective Date
(i) where available, a file-stamped copy or certified statement of such financing statement or other evidence of such filing and (ii) otherwise, a photocopy, certified by a Responsible Officer to be a true and correct copy, of each such financing statement or other filing made prior to the Effective Date.

            (e) In connection with the foregoing sales, transfers, assignments and conveyances, each Seller agrees at its own expense, on or prior to the Effective Date with respect to the Receivables and any other similar receivables originated by such Seller that it will, as agent of the Company, (i) indicate or cause to be indicated on the computer files and other physical records (but not including individual invoices or individual collection files) relating to such Receivables and any such other receivables (by means of a general legend that will automatically appear at or near the beginning of any screen, list or print-out of such Receivables) that, unless otherwise specifically identified on such screen, list or print-out as a receivable not so sold, transferred, assigned and conveyed, all Receivables (and any such other receivables) included in such screen, list or print-out and all other Receivable Assets (and any other similar related property) have been sold, transferred, assigned and conveyed to the Company in accordance with this Agreement and (ii) deliver or transmit or cause to be delivered or transmitted to the Company a computer tape, diskette or data transmission containing at least the information specified in Schedule 2 as to all such Receivables, as of a date no later than the Cut-Off Date.

            SECTION 2.02. Purchase Price. The aggregate purchase price payable by the Company to the Sellers (the "Purchase Price") for Receivables and other Receivable Assets on any Payment Date under this Agreement shall be equal to the product of (a) the aggregate outstanding

                                                                              16
                 Amended and Restated Receivables Sale Agreement


Principal Amount of Receivables as set forth in the applicable Daily Reports and
(b) the Discounted Percentage.

            SECTION 2.03. Payment of Purchase Price. (a) The Company shall pay or provide for the Purchase Price for Receivables and other Receivable Assets (net of the deductions referred to in Section 2.03(d)) in the manner provided below on each day for which Daily Reports are prepared and delivered to the Company (each such day, a "Payment Date"). Each Seller hereby appoints the related Servicer as its agent to receive payment of the Purchase Price and hereby authorizes the Company to make all payments due to such Seller directly to, or as directed by, the related Servicer. Each Servicer hereby accepts and agrees to such appointment.

            (b) The Purchase Price (net of the deductions referred to in Section 2.03(d)) shall be paid by the Company to the Sellers or, in the case of amounts payable pursuant to clauses (i), (ii) and (iii) below, to the Sellers or to such accounts or such Persons as the Sellers may direct in writing (which direction may consist of standing instructions provided by the Sellers that shall remain in effect until changed by the Sellers in writing), on each Payment Date as follows:

            (i) to the extent available for such purpose, in cash from the net proceeds of a transfer of such Purchased Receivables by the Company to other Persons (including the Trustee pursuant to the Pooling Agreement);

            (ii) to the extent available for such purpose, in cash from Collections received by the Company from other Persons (including from the Trustee pursuant to the Pooling Agreement and any Supplement thereto);

            (iii) from contributions made by Lifestyle Holdings Ltd., in its sole discretion, to the capital of the

                                                                              17
                 Amended and Restated Receivables Sale Agreement


      Company in respect of Lifestyle Holdings Ltd.'s common equity interest in the Company; and

            (iv) at the option of the Company (subject to the provisions of Sections 8.03), by incurring Indebtedness to the Sellers evidenced by the Seller Note.

            (c) Any increase in the principal amount of the Seller Note, in payment of any Purchase Price pursuant to Section 2.03(b), shall be applied to the Purchase Price in an amount equal to such increase.

            (d) The Company shall deduct from the Purchase Price otherwise payable to the Sellers on any Payment Date, any Seller Dilution Adjustment Payments, Seller Adjustment Payments or Seller Indemnification Payments pursuant to Section 2.05, 2.06(a) or 2.06(b), respectively.

            (e) All cash payments under this Agreement shall be made not later than 3:30 p.m. (New York City time) on the date specified therefor in same day funds, and if to the Sellers, to the bank account for each Seller designated in writing by the related Servicer to the Company and if to the Servicers, to the bank account designated in writing by the Servicers to the Company.

            (f) Whenever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Amounts not paid when due in accordance with the terms of this Agreement shall bear interest at a rate equal at all times to the ABR, payable on demand.

            SECTION 2.04. No Repurchase. No Seller shall have any right or obligation under this Agreement, by implication or otherwise, to repurchase from the Company any Purchased Receivables originated by such Seller or other Receivable Assets or to rescind or otherwise retroactively effect any purchase of any such Purchased Receivables or

                                                                              18
                 Amended and Restated Receivables Sale Agreement


other Receivable Assets after the Payment Date relating thereto; provided that the foregoing shall not be interpreted to limit the right of the Company herein to receive a Seller Adjustment Payment or Seller Indemnification Payment.

            SECTION 2.05. Rebates, Adjustments, Returns, Reductions and Modifications. From time to time a Seller may make Dilution Adjustments to Receivables in accordance with this Section 2.05 and Section 6.02.

            Each Seller agrees to pay to the Company, on the Payment Date immediately succeeding the date of the grant of any Dilution Adjustment, the amount of any such Dilution Adjustment (a "Seller Dilution Adjustment Payment"). The amount of any Dilution Adjustment shall be set forth on the first Daily Report prepared after the date of the grant thereof.

            SECTION 2.06. Payments in Respect of Ineligible Receivables and Seller Indemnification Payments. (a) If (i) any representation or warranty under subsections 4.02(a) or (b) is not true and correct as of the date specified therein with respect to any Receivable sold to the Company or any Receivable encompassed by the representation or warranty under subsection 4.02(c) is determined not to be an Eligible Receivable as of its date of purchase, (ii) there is a breach of any covenant under Section 6.01 with respect to any Receivable or (iii) the Company's interest in any Receivable is not a first priority perfected ownership or security interest at any time as a result of any action taken by, or the failure to take action by, a Seller (each event referred to in clause (i), (ii) and (iii) of this subsection 2.06(a) shall be referred to herein as an "Ineligibility Event" and any Receivable as to which an Ineligibility Event applies shall be referred to herein as an "Ineligible Receivable"), then the Seller that originated such Receivable agrees to pay to the Company, upon the request of the Company or such Seller obtaining knowledge thereof, an amount (the "Adjustment Amount") equal to the

                                                                              19
                 Amended and Restated Receivables Sale Agreement


Principal Amount of such Receivable (whether the Company paid the related Purchase Price in cash or otherwise) less Collections received by the Company in respect of such Receivable. Such payment shall be made on or prior to the 30th day after the day the Company requests such payment or such Seller obtains knowledge thereof (except that if such day is not a Business Day, then such payment shall be made on the Business Day immediately succeeding such day); provided that in the event that (x) a Purchase Termination Event with respect to such Seller has occurred and is continuing or (y) the Company shall be required to make a payment in respect of such Receivable pursuant to Section 2.05 of the Pooling Agreement and the Company has insufficient funds to make such payment, such Seller shall make such payment immediately. Any payment by such Seller pursuant to this subsection 2.06(a) is referred to as a "Seller Adjustment Payment". If, on or prior to such 30th day (or the Business Day immediately succeeding such 30th day, as applicable), a Seller shall make a Seller Adjustment Payment in respect of any such Ineligible Receivable, then the Company shall have no further remedy against such Seller in respect of the Ineligibility Event with respect to such Receivable. Upon a Seller Adjustment Payment, the Company shall automatically agree to pay to the appropriate Seller all Collections received with respect to such Ineligible Receivable.

            (b) Special Indemnification. In addition to its obligations under
Section 9.02 hereunder, each Seller agrees to pay, indemnify and hold harmless the Company from any loss, liability, expense, damage or injury which may at any time be imposed on, incurred by or asserted against the Company in any way relating to or arising out of (i) any Eligible Receivable originated by such Seller becoming subject to any defense, dispute, offset or counterclaim of any kind (other than as expressly permitted by this Agreement or the Pooling Agreement) or (ii) such Seller breaching any covenant contained in Section 5.02, 5.08, 5.09, 5.10, 6.01, 6.02, 6.03, 6.04, 6.05, 6.09 or 6.10 with respect to any
Receivable originated by it (each of the

                                                                              20
                 Amended and Restated Receivables Sale Agreement


foregoing events or circumstances being an "Indemnification Event"), and such Receivable (or a portion thereof) ceasing to be an Eligible Receivable on the date on which such Indemnification Event occurs. The amount of such indemnification shall be equal to the Principal Amount of such Receivable (whether the Company paid the related Purchase Price in cash or otherwise) less Collections received by the Company in respect of such Receivable. Such payment shall be made on or prior to the 30th Business Day after the day the Company requests such payment or such Seller obtains knowledge thereof unless such Indemnification Event shall have been cured on or before such 30th Business Day; provided, however, that in the event that (x) a Purchase Termination Event with respect to such Seller has occurred and is continuing or (y) the Company shall be required to make a payment with respect to such Receivable pursuant to
Section 2.05 of the Pooling Agreement and the Company has insufficient funds to make such a payment, such Seller shall make such payment immediately. If, on or prior to such 30th Business Day, such Seller shall make such payment, then the Company shall have no further remedy against such Seller in respect of such Indemnification Event. Any payment by such Seller pursuant to this subsection 2.06(b) is referred to as a "Seller Indemnification Payment". Upon a Seller Indemnification Payment, the Company shall automatically agree to pay to the appropriate Seller all Collections with respect to the Receivable in respect of which a Seller Indemnification Payment is made.

            SECTION 2.07. Certain Charges. Each of the Sellers and the Company agree that late charge revenue, reversals of discounts, other fees and charges and other similar items, whenever created, accrued in respect of Purchased Receivables shall be the property of the Company notwithstanding the occurrence of an Early Termination and all Collections with respect thereto shall continue to be allocated and treated as Collections in respect of Purchased Receivables.

                                                                              21
                 Amended and Restated Receivables Sale Agreement


            SECTION 2.08. Certain Allocations. Each Seller hereby agrees that, following the occurrence of an Early Termination, all Collections and other proceeds received in respect of Receivables generated by the Sellers shall be applied, first, to pay the outstanding Principal Amount of Purchased Receivables (as of the date of such Early Termination) of the Obligor to whom such Collections are attributable until such Purchased Receivables are paid in full and, second, to the Sellers to pay Receivables of such Obligor not sold to the Company; provided, however, that notwithstanding the foregoing, if any Seller can attribute a Collection to a specific Obligor and a specific Receivable, then such Collection shall be applied to pay such Receivable of such Obligor.

                                   ARTICLE III

                         Conditions to Purchase and Sale

            SECTION 3.01. Conditions Precedent to the Company's Purchase of Receivables on the Effective Date. The obligation of the Company to purchase the Receivables and the other Receivable Assets hereunder on the Effective Date from the Sellers is subject to the conditions precedent, which may be waived by the Company, that (a) each of the Sale Documents shall be in full force and effect and (b) the conditions set forth below shall have been satisfied on or before the Effective Date:

            (i) the Company shall have received copies of duly adopted resolutions of the Board of Directors of each Seller, as in effect on such Effective Date, authorizing this Agreement, the documents to be delivered by such Seller hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of such Seller;

            (ii) the Company shall have received duly executed certificates of the Secretary or an Assistant Secretary

                                                                              22
                 Amended and Restated Receivables Sale Agreement


      of each Seller, dated the Effective Date, and in form and substance reasonably satisfactory to the Company, certifying the names and true signatures of the officers authorized on behalf of such Seller to sign this Agreement and any instruments or documents in connection with this Agreement;

            (iii) each Seller shall have filed and recorded before such Effective Date, at its own expense, UCC-1 financing statements with respect to the Receivables originated by such Seller and other Receivable Assets in such manner and in such jurisdictions as are necessary to perfect the Company's ownership interest thereof under the UCC and delivered evidence of such filings to the Company on or prior to such Effective Date; and all other action necessary, in the reasonable judgment of the Company, to perfect under the UCC (to the extent applicable) the Company's ownership of the Receivables originated by such Seller and other Receivable Assets shall have been duly taken;

            (iv) each Seller shall have delivered or transmitted to the Company, with respect to the Receivables originated by it, a computer tape, diskette or data transmission reasonably acceptable to the Company showing, as of a date no later than the Cut-Off Date, at least the information specified in Schedule 2 as to all Receivables to be transferred by such Seller to the Company on such Effective Date;

            (v) the Company shall have received reports of UCC-1 and other searches of each Seller with respect to the Receivables originated by such Seller and the other Receivable Assets reflecting the absence of Liens thereon, except for Liens created in connection with the sale by the Sellers to the Company, and by the Company to the Trust, of such Receivables and other Receivable Assets.

                                                                              23
                 Amended and Restated Receivables Sale Agreement


            (vi) the Company shall be satisfied that each Seller's systems, procedures and record keeping relating to the Purchased Receivables originated by such Seller are sufficient and satisfactory in order to permit the purchase and administration of such Purchased Receivables in accordance with the terms and intent of this Agreement; and

            (vii) the Company shall have received such other approvals, opinions or documents as the Company may reasonably request.

            SECTION 3.02. Conditions Precedent to All the Company's Purchases of Receivables. The obligation of the Company to purchase any Receivable and the other related Receivable Assets on each date (including the Effective Date) shall be subject to the further conditions precedent, which may be waived by the Company, that, on and as of the related Payment Date, the following statements shall be true (and the acceptance by the related Seller of the Purchase Price for such Receivable on such Payment Date shall constitute a representation and warranty by such Seller that on such Payment Date the statements in clauses (i) and (ii) below are true):

            (i) the representations and warranties of such Seller contained in Sections 4.01 and 4.02 shall be true and correct on and as of such Payment Date as though made on and as of such date, except insofar as such representations and warranties are expressly made only as of another date (in which case they shall be true and correct as of such other date);

            (ii) after giving effect to such purchase, no Purchase Termination Event or Potential Purchase Termination Event with respect to such Seller shall have occurred and be continuing;

            (iii) after giving effect to such purchase, no Early Amortization Event or Potential Early Amortization

                                                                              24
                 Amended and Restated Receivables Sale Agreement


      Event with respect to any Outstanding Series shall have occurred and be continuing; and

            (iv) the Company shall have received such other approvals, opinions or documents as the Company may reasonably request;

provided, however, that the failure of any Seller to satisfy any of the foregoing conditions shall not prevent such Seller from subsequently selling Receivables originated by it upon satisfaction of all such conditions.

            SECTION 3.03. Conditions Precedent to Sellers' Obligations on the Effective Date. The obligations of each Seller on the Effective Date shall be subject to the conditions precedent, which may be waived by such Seller, that such Seller shall have received on or before the Effective Date the following, each dated such Effective Date and in form and substance satisfactory to such
Seller:

            (i) a copy of duly adopted resolutions of the Board of Directors of the Company authorizing this Agreement, the documents to be delivered by the Company hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company; and

            (ii) a duly executed certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other documents to be delivered by it hereunder.

            SECTION 3.04. Conditions Precedent to All the Sellers' Obligations. The obligation of each Seller to sell any Receivable on any date (including on the Effective Date) shall be subject to the further conditions precedent, which may be waived by such Seller, that, on the related Payment Date, the following statement shall be true (and the payment by the Company of the Purchase Price for such Receivable on

                                                                              25
                 Amended and Restated Receivables Sale Agreement


such date shall constitute a representation and warranty by the Company on such Payment Date that the statement in clause (ii) below is true): after giving effect to such purchase, (i) no Purchase Termination Event set forth in paragraph (d) of Section 7.01 hereof, and (ii) no Early Amortization Event set forth in paragraph (a) of Section 7.01 of the Pooling Agreement (as in effect on the date hereof and without giving effect to any amendment or supplement to, or modification or waiver of, or departure from, such paragraph unless, in each case, each Seller shall have consented thereto) shall have occurred and be continuing.

            SECTION 3.05. Conditions Precedent to the Addition of a Seller. No wholly owned, direct or indirect, Subsidiary of Furnishings International Inc. approved by the Company as an additional Seller pursuant to Section 9.12 shall be added as a Seller hereunder unless the conditions set forth below shall have been satisfied on or before the date designated for the addition of such Seller (the "Seller Addition Date"):

            (i) the Company shall have received an Additional Seller Supplement substantially in the form of Exhibit B hereto, duly executed and delivered by such Seller;

            (ii) each of the conditions precedent set forth in Section 2.08(m) of the Pooling Agreement and in any Supplement shall have been satisfied;

            (iii) the Company shall have received copies of duly adopted resolutions of the Board of Directors of such Seller, as in effect on the related Seller Addition Date, authorizing this Agreement, the documents to be delivered by such Seller hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of such Seller;

                                                                              26
                 Amended and Restated Receivables Sale Agreement


            (iv) the Company shall have received duly executed certificates of the Secretary or an Assistant Secretary of such Seller, dated the related Seller Addition Date, and in form and substance reasonably satisfactory to the Company, certifying the names and true signatures of the officers authorized on behalf of such Seller to sign the Additional Seller Supplement or any instruments or documents in connection with this Agreement;

            (v) a Lockbox Account with respect to Receivables to be sold by such Seller shall have been established in the name of the Trustee;

            (vi) such Seller shall have filed and recorded, at its own expense, UCC-1 financing statements (and other similar instruments) with respect to the Receivables originated by such Seller and the other Receivable Assets in such manner and in such jurisdictions as are necessary to perfect the Company's ownership interest thereof under the UCC and delivered evidence of such filings to the Company on or prior to the Seller Addition Date; and all other action necessary, in the reasonable judgment of the Company, to perfect the Company's ownership of the Receivables originated by such Seller shall have been duly taken;

            (vii) such Seller shall have delivered or transmitted to the Company, with respect to the Receivables originated by it, a computer tape, diskette or data transmission reasonably acceptable to the Company showing, as of a date no later than five Business Days preceding the related Seller Addition Date, at least the information specified in
      Schedule 2 as to all Receivables to be transferred by such Seller to the Company on the related Seller Addition Date;

            (viii) the Company shall have received reports of UCC-1 and other searches of such Seller with respect to the Receivables originated by such Seller and other

                                                                              27
                 Amended and Restated Receivables Sale Agreement


      Receivable Assets reflecting the absence of Liens thereon, except for (i) Liens created in connection with the sale by such Seller to the Company, and by the Company to the Trust, of such Receivables and other Receivable Assets and (ii) Liens as to which the Company has received UCC termination statements to be filed on or prior to the related Seller Addition Date;

            (ix) the Company shall be satisfied that such Seller's systems, procedures and record keeping relating to the Purchased Receivables originated by such Seller are sufficient and satisfactory in order to permit the purchase and administration of such Purchased Receivables in accordance with the terms and intent of this Agreement; and

            (x) the Company shall have received such other approvals, opinions or documents as the Company may reasonably request.

                                   ARTICLE IV

                         Representations and Warranties

            SECTION 4.01. Representations and Warranties of the Sellers Relating to the Sellers. Each Seller represents and warrants as to itself as follows:

            (a) Organization; Powers. It (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where the nature of its business so requires, except where the failure so to qualify could not reasonably be expected to result in a Seller Material Adverse Effect and (iv) has the corporate power and

                                                                              28
                 Amended and Restated Receivables Sale Agreement


authority to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party.

            (b) Authorization. The execution, delivery and performance by such Seller of each of the Transaction Documents to which such Seller is a party and the other transactions contemplated hereby and thereby (collectively, the "Transactions") (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (A) violate (1) any Requirement of Law or the certificate or articles of incorporation or other constitutive document or by-laws of any Subsidiary or (2) any provision of any Contractual Obligation to which it or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such Contractual Obligation except where any such conflict, violation, breach or default referred to in clause (A) or (B), individually or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by it or any Subsidiary (other than any Lien created hereunder or contemplated or permitted hereby).

            (c) Enforceability. This Agreement has been duly executed and delivered by such Seller and constitutes, and each other Transaction Document to which such Seller is a party when executed and delivered by such Seller will constitute, a legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its respective terms, subject (a) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to

                                                                              29
                 Amended and Restated Receivables Sale Agreement


time in effect and (b) to general principles of equity (whether enforcement is sought by a proceeding in equity or at law).

            (d) Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (i) the filing of Uniform Commercial Code financing statements, (ii) such as have been made or obtained and are in full force and effect and (iii) such actions, consents, approvals and filings the failure of which to obtain or make could not reasonably be expected to result in a Seller Material Adverse Effect; provided, however, that with respect to Receivables owing by Government Obligors, any failure by such Seller to comply with the United States Federal Nonassignment Act (Public Contracts), 41 U.S.C. ss. 15, or Assignment of Claims Act, 31 U.S.C. ss. 3727, or with any similar legislation of any State shall not constitute a breach of this subsection 4.01(d).

            (e) Litigation; Compliance with Laws. (i) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of such Seller, threatened against or affecting such Seller or any Subsidiary or any business, property or rights of any such Person (A) that involve any Transaction Document or the Transactions or
(B) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Seller Material Adverse Effect.

            (ii) Neither it nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Seller Material Adverse Effect.

                                                                              30
                 Amended and Restated Receivables Sale Agreement


            (f) Agreements. (i) Neither it nor any Subsidiary is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Seller Material Adverse Effect.

            (ii) Neither it nor its Subsidiary is in default in any manner under any provision of any Contractual Obligation to which it is a party or by which it or any of its properties or assets are bound, where such default could reasonably be expected to result in a Seller Material Adverse Effect.

            (g) Federal Reserve Regulations. (i) Neither it nor its Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

            (ii) No part of the proceeds from the sale of Receivables hereunder will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

            (h) Investment Company Act. It is not an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

            (i) Tax Returns. It and each Subsidiary has filed or caused to be filed all Federal, state and other material tax returns and has paid or caused to be paid all taxes due and payable by it and all assessments received by it to the extent that nonpayment could reasonably be expected to result in a Seller Material Adverse Effect.

            (j) Employee Benefit Plans. Except to the extent failure to comply could not reasonably be expected to result in a Seller Material Adverse Effect, such Seller and its ERISA Affiliates are in compliance in all material respects

                                                                              31
                 Amended and Restated Receivables Sale Agreement


with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No Reportable Event has occurred or is reasonably expected to occur that, when taken together with all other such Reportable Events, could reasonably be expected to result in a Seller Material Adverse Effect.

            (k) Accounting Treatment. It will not prepare any financial statements that shall account for the transactions contemplated hereby, nor will it in any other respect (other than for tax purposes) account for the transactions contemplated hereby, in a manner that is inconsistent with the Company's ownership interest in the Receivables.

            (l) Indebtedness to Company. Immediately prior to consummation of the transactions contemplated hereby on such Effective Date, it had no outstanding Indebtedness to the Company other than amounts permitted by this Agreement.

            (m) Lockboxes. Set forth in Schedule 3 is a complete and accurate description as of the Effective Date of each Lockbox Account currently maintained by each of the Sellers. Each of the Lockbox Agreements to which such Seller is a Party is the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

            (n) Chief Executive Office. The offices at which each Seller keeps its records concerning the Receivables originated by it either (x) are located as set forth on Schedule 4 hereto or (y) such Seller has notified the Company of the location thereof in accordance with Section 5.06. The chief executive office of such Seller is listed opposite its name on Schedule 4 and is the place where such Seller is "located" for the purposes of Section 9-103(3)(d) of the UCC as in effect in the State of New York. As of the Effective Date, the state and county where the chief executive office of such Seller is "located" for the purposes of 9-103(3)(d) of the UCC as in effect in

                                                                              32
                 Amended and Restated Receivables Sale Agreement


the State of New York has not changed in the past four months.

            (o) Bulk Sales Act. No transaction contemplated hereby with respect to such Seller requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

            (p) Names. The legal name of such Seller is as set forth in this Agreement. It has no trade names, fictitious names, assumed names or "doing business as" names except as set forth on Schedule 5.

            (q) Solvency. No Insolvency Event with respect to such Seller has occurred and the sale of the Receivables by it to the Company has not been made in contemplation of the occurrence thereof. Both prior to and after giving effect to the transactions occurring on the Effective Date and after giving effect to each subsequent transaction contemplated hereunder, (i) the fair value of the assets of such Seller at a fair valuation will exceed the debts and liabilities, subordinated, contingent or otherwise, of such Seller; (ii) the present fair salable value of the property of such Seller will be greater than the amount that will be required to pay the probable liability of such Seller on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Seller will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Seller will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. For all purposes of clauses (i) through (iv) above, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. Such Seller does not intend to, nor does it believe that it will, incur debts

                                                                              33
                 Amended and Restated Receivables Sale Agreement


beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its Indebtedness.

            (r) No Purchase Termination Event. As of the Effective Date, no Purchase Termination Event or Potential Purchase Termination Event with respect to such Seller has occurred and is continuing.

            (s) No Fraudulent Transfer. Such Seller is not entering into this Agreement with the intent (whether actual or constructive) to hinder, delay, or defraud its present or future creditors and is receiving reasonably equivalent value and fair consideration for the Receivables originated by it being transferred hereunder.

            (t) Liabilities. Other than the liabilities, commitments or obligations (whether absolute, accrued, contingent or otherwise) arising under or in respect of the Transaction Documents, the Credit Agreement, the Subordinated Notes or any documents executed in connection with any of the foregoing, such Seller does not have any liabilities, commitments or obligations (whether absolute, accrued, contingent or otherwise), whether due or to become due which would be reasonably likely to have a Seller Material Adverse Effect.

            (u) Collection Procedures. Such Seller has in place procedures pursuant to the Transaction Documents which are either necessary or advisable to ensure the timely collection of Receivables originated by it.

            (v) Ownership. Except in the case of Furnishings International Inc., all of its issued and outstanding capital stock is wholly owned, directly or indirectly, legally and beneficially, by Furnishings International Inc.

            SECTION 4.02. Representations and Warranties of the Sellers Relating to the Receivables. Each Seller hereby

                                                                              34
                 Amended and Restated Receivables Sale Agreement


represents and warrants to the Company on each Payment Date that with respect to the Receivables originated by it being paid for as of such date:

            (a) Receivables Description. As of the Cut-Off Date, the computer tape, diskette or data transmission delivered or transmitted pursuant to
      Section 2.01(e) sets forth in all material respects an accurate and complete listing of all Receivables sold to the Company as of the Cut-Off Date and the information contained therein in accordance with Schedule 2 with respect to each such Receivable is true and correct as of the Cut-Off Date. As of the Cut-Off Date, the aggregate amount of Receivables owned by the Sellers is accurately set forth on such computer tape, diskette or data transmission.

            (b) No Liens. Each Receivable existing on the Effective Date or, in the case of Receivables sold to the Company after the Effective Date, on the date that each such Receivable shall have been sold to the Company, has been conveyed to the Company free and clear of any Liens, except for Permitted Liens specified in clause (i) of the definition thereof.

            (c) Eligible Receivable. On the Effective Date, each Receivable that is represented to be an Eligible Receivable sold to the Company on such date is an Eligible Receivable on the Effective Date and, in the case of Receivables sold to the Company after the Effective Date, each such Receivable that is represented to be an Eligible Receivable sold to the Company on such later date is an Eligible Receivable on such later date.

            (d) Filings. On or prior to the Effective Date, all filings and other acts necessary (including but not limited to all filings and other acts necessary or advisable under the UCC) shall have been made or performed in order to grant the Company on the

                                                                              35
                 Amended and Restated Receivables Sale Agreement


      Effective Date a first priority perfected ownership or security interest in respect of all Receivables.

            SECTION 4.03. Representations and Warranties of the Company. The Company represents and warrants as to itself as follows:

            (a) Organization; Powers. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where the nature of its business so requires, except where the failure so to qualify would not have a Company Material Adverse Effect and (iv) has the corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party.

            (b) Authorization. The execution, delivery and performance by the Company of each of the Transactions (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (A) violate (1) any Requirement of Law or (2) any provision of any Transaction Document or any other material Contractual Obligation to which the Company is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the pre-payment, repurchase or redemption of any obligation under any Transaction Document or any other material Contractual Obligation or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Company (other than any Lien created hereunder or contemplated or permitted hereby).

                                                                              36
                 Amended and Restated Receivables Sale Agreement


            (c) Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes, and each other Transaction Document to which the Company is a party when executed and delivered by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, subject (a) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect and (b) to general principles of equity whether enforcement is sought by a proceeding in equity or at law.

            (d) Accounting Treatment. The Company will not prepare any financial statements that shall account for the transactions contemplated hereby, nor will it in any other respect (other than for tax purposes) account for the transactions contemplated hereby, in a manner that is inconsistent with the Company's ownership interest in the Receivables.

                                    ARTICLE V

                              Affirmative Covenants

            Each Seller hereby agrees that, so long as there are any amounts outstanding with respect to Purchased Receivables originated by it previously sold by such Seller to the Company or until an Early Termination, whichever is later, such Seller shall:

            SECTION 5.01. Certificates; Other Information. Furnish to the
Company:

            (a) not later than 120 days after the end of each fiscal year and not later than 90 days after the end of each of the first three fiscal quarters of each fiscal year, a certificate of a Responsible Officer of the

                                                                              37
                 Amended and Restated Receivables Sale Agreement


      Seller stating that, to the knowledge of such Responsible Officer (after due inquiry), such Seller during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Sale Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Purchase Termination Event or Potential Purchase Termination Event except as specified in such certificate; and

            (b) promptly, such additional financial and other information as the Company may from time to time reasonably request.

            SECTION 5.02. Compliance with Law and Policies. (i) Comply with all Requirements of Law and material Contractual Obligations applicable to it.

            (ii) Perform its obligations in accordance and compliance with the Policies, as amended from time to time in accordance with the Transaction Documents, in regard to the Receivables originated by it and the other Receivable Assets.

            SECTION 5.03. Preservation of Corporate Existence. (i) Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and (ii) qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the nature of its business so requires, except where the failure so to qualify would not, individually or in the aggregate with other such failures, have a Seller Material Adverse Effect.

            SECTION 5.04. Separate Corporate Existence.

            (i) Maintain its deposit account or accounts, separate from those of the Company and ensure that its funds

                                                                              38
                 Amended and Restated Receivables Sale Agreement


will not be diverted to the Company, nor will such funds be commingled with the funds of the Company;

            (ii) To the extent that it shares any officers or other employees with the Company, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among it and the Company, and it and the Company shall bear their fair shares of the salary and benefit costs associated with all such common officers and employees;

            (iii) To the extent that it jointly contracts with the Company to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly between it and the Company, and it and the Company shall bear their fair shares of such costs. To the extent that it contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of the Company, the costs incurred in so doing shall be fairly allocated between it and the Company in proportion to the benefit of the goods or services each is provided, and it and the Company shall bear their fair shares of such costs. All material transactions between it and the Company, whether currently existing or hereafter entered into, shall be only on an arm's length basis;

            (iv) Maintain office space separate from the office space of the Company (but which may be located at the same address as the Company). To the extent that it and the Company have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses;

            (v) Issue financial statements separate from any financial statements issued by the Company;

            (vi) Not assume or guarantee any of the liabilities of the Company; and

                                                                              39
                 Amended and Restated Receivables Sale Agreement


            (vii) Take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order (x) to ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct with respect to it (and, to the extent within its control, to ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct with respect to the Company) and (y) to comply with those procedures described in such provisions that are applicable to it.

            SECTION 5.05. Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Company upon reasonable advance notice to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours on any Business Day and as often as may reasonably be requested, subject to such Seller's security and confidentiality requirements and to discuss the business, operations, properties and financial and other condition of such Seller with officers and employees of such Seller and with its Independent Public Accountants.

            SECTION 5.06. Location of Records. Keep its chief place of business and chief executive office, and the offices where it keeps the records concerning the Purchased Receivables (and all original documents relating thereto), at the locations referred to for it on Schedule 4 hereto or upon 30 days' prior written notice to the Company, at such other locations in a jurisdiction where all action required by Section 5.14 shall have been taken and completed and be in full force and effect; provided, however, that the Rating Agency shall be notified of any such changes in location and such location shall not be changed to a state which is within the Tenth Circuit unless it delivers an opinion of

                                                                              40
                 Amended and Restated Receivables Sale Agreement


counsel reasonably acceptable to the Rating Agencies to the effect that Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), is no longer controlling precedent in the Tenth Circuit.

            SECTION 5.07. Computer Files. At its own cost and expense, retain the ledger used by it as a master record of the Obligors and retain copies of all documents relating to each Obligor as custodian and agent for the Company and other Persons with interests in the Purchased Receivables originated by it.

            SECTION 5.08. Payment of and Compliance with Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on its books or except where the failure to so pay, discharge or otherwise satisfy such obligations would not have a Seller Material Adverse Effect. Such Seller shall defend the right, title and interest of the Company in, to and under the Receivables originated by it and the other Receivable Assets, whether now existing or hereafter created, against all claims of third parties claiming through such Seller. Such Seller will duly fulfill all obligations on its part to be fulfilled under or in connection with each Receivable originated by it and will do nothing to impair the rights of the Company in such Receivable.

            SECTION 5.09. Collections. Instruct each Obligor to make payments in respect of its Receivables to a Lockbox or a Lockbox Account or by wire transfer to the applicable Collection Account and to comply in all material respects with procedures with respect to Collections reasonably specified from time to time by the Company. In the event that any payments in respect of any such Receivables are made directly to such Seller (including, without limitation,

                                                                              41
                 Amended and Restated Receivables Sale Agreement


any employees thereof or independent contractors employed thereby), such Seller shall, within two Business Days of receipt thereof, deliver (which may be via regular mail) or deposit such amounts to a Lockbox, a Lockbox Account or the Collection Account and, prior to forwarding such amounts, such Seller shall hold such payments in trust as custodian for the Company and the Trustee.

            SECTION 5.10. Furnishing Copies, Etc. Furnish to the Company:

            (a) within five Business Days of the Company's request, a certificate of the chief financial officer of such Seller or of the related Servicer, on behalf of such Seller, certifying, as of the date thereof, to the knowledge of such officer, that no Purchase Termination Event has occurred and is continuing or if one has so occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

            (b) promptly after a Responsible Officer of such Seller obtains knowledge of the occurrence of any Purchase Termination Event or Potential Purchase Termination Event, written notice thereof;

            (c) promptly following request therefor, such other information, documents, records or reports regarding or with respect to the Purchased Receivables of such Seller, as the Company may from time to time reasonably request;

            (d) promptly after a Responsible Officer of such Seller obtains knowledge of the occurrence thereof, written notice of any event of default or default under any other Sale Document; and

            (e) promptly upon determining that any Purchased Receivable originated by it designated as an Eligible Receivable on the applicable Daily Report or Monthly

                                                                              42
                 Amended and Restated Receivables Sale Agreement


      Settlement Statement was not an Eligible Receivable as of the date provided therefor, written notice of such determination.

            SECTION 5.11. Obligations with Respect to Obligors and Receivables. Take all actions on its part reasonably necessary to maintain in full force and effect its rights under all contracts relating to the Purchased Receivables originated by it.

            SECTION 5.12. Responsibilities of the Sellers. Notwithstanding anything herein to the contrary, (i) such Seller shall perform or cause to be performed all its obligations under the Policies related to the Purchased Receivables to the same extent as if such Purchased Receivables had not been transferred to the Company hereunder, (ii) the exercise by the Company of any of its rights hereunder shall not relieve such Seller of its obligations with respect to such Purchased Receivables and (iii) except as provided by law, the Company shall not have any obligation or liability with respect to any Purchased Receivables, nor shall the Company be obligated to perform any of the obligations or duties of such Seller thereunder.

            SECTION 5.13. Assessments. Promptly pay and discharge all taxes, assessments, levies and other governmental charges imposed on it except such taxes, assessments, levies and charges which are being contested in good faith and for which such Seller has set aside on its books adequate reserves.

            SECTION 5.14. Further Action. In addition to the foregoing:

            (a) Such Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary in such Seller's reasonable judgment or that the Company may reasonably request, in order to more fully effect the purposes of

                                                                              43
                 Amended and Restated Receivables Sale Agreement


      this Agreement and the transfer of the Receivables hereunder, to protect or more fully evidence the Company's right, title and interest in the Purchased Receivables, or to enable the Company to exercise or enforce any of its rights in respect thereof. Without limiting the generality of the foregoing, the Seller will upon the request of the Company (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or, in the opinion of the Company, advisable and (ii) obtain the agreement of any Person having a Lien on any Receivables owned by such Seller (other than any Lien created or imposed hereunder or under the Pooling Agreement or any Permitted Lien) to release such Lien upon the purchase of any such Receivables by the Company.

            (b) Such Seller hereby irrevocably authorizes the Company to file one or more financing or continuation statements (and other similar instruments), and amendments thereto, relative to all or any part of the Purchased Receivables and the other Receivable Assets sold or to be sold by such Seller without the signature of such Seller to the extent permitted by applicable law.

            (c) If such Seller fails to perform any of its agreements or obligations under this Agreement, the Company may (but shall not be required to) perform, or cause performance of, such agreements or obligations, and the expenses of the Company incurred in connection therewith shall be payable by such Seller as provided in Section 9.02. The Company agrees promptly to notify such Seller after any such performance; provided, however, that the failure to give such notice shall not affect the validity of any such performance.

            SECTION 5.15. Sale of Receivables. Sell Receivables solely in accordance with the terms of this Agreement.

                                                                              44
                 Amended and Restated Receivables Sale Agreement


            SECTION 5.16. BayBank Depository Agreement. Robert Allen Fabrics, Inc., as Seller and Servicer, will take all reasonably necessary steps to establish a lockbox account to replace the BayBank Depository Agreement as soon as reasonably possible.

                                   ARTICLE VI

                               Negative Covenants

            Each Seller hereby agrees that, so long as there are any amounts outstanding with respect to Purchased Receivables originated by it previously sold by such Seller to the Company or until an Early Termination with respect to such Seller, whichever is later, such Seller shall not, directly or indirectly:

            SECTION 6.01. Limitations on Transfers of Receivables, Etc. At any time sell, transfer or otherwise dispose of any of the Receivables or other Receivable Assets pursuant to:

            (i) any Lien Creation except for Permitted Liens; or

            (ii) any Investment.

            SECTION 6.02. Extension or Amendment of Receivables. Extend, make any Dilution Adjustment to, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, amend or otherwise modify, the terms of any Purchased Receivables, except (a) in accordance with the terms of the Policies,
(b) as required by any Requirement of Law or (c) in the case of Dilution Adjustments, upon making a Seller Dilution Adjustment Payment pursuant to
Section 2.05.

            SECTION 6.03. Change in Payment Instructions to Obligors. Instruct any Obligor of any Purchased Receivables

                                                                              45
                 Amended and Restated Receivables Sale Agreement


to make any payments with respect to any Receivables other than, in accordance with Section 5.09, to a Lockbox, a Lockbox Account or by wire transfer to the Collection Account; provided, however, that, in accordance with Section 2.03 of the Servicing Agreement, (i) it may terminate any Lockbox Agreements or Lockbox Accounts and (ii) it may execute additional Lockbox Agreements or Lockbox Accounts and instruct Obligors to make payments in respect of any Receivables to such additional accounts; provided, however, upon the satisfaction of the Rating Agency Condition (or, if no Outstanding Series has been rated by a Rating Agency, with the consent of the Agent) the Seller may enter into any amendments or modifications of a Lockbox Agreement that the Seller reasonably deems necessary to conform such Lockbox Agreement to the cash management system of the Company or such Seller.

            SECTION 6.04. Change in Name. Change its name, use an additional name, or change its identity or corporate structure in any manner which would or might make any financing statement or continuation statement (or other similar instrument) relating to this Agreement seriously misleading within the meaning of Section 9-402(7) of the UCC, or impair the perfection of the Company's interest in any Receivable under any other similar law, without 30 days' prior written notice to the Company.

            SECTION 6.05. Policies. Make any change or modification (or permit any change or modification to be made) in any material respect to the Policies, except (i) if such changes or modifications are necessary under any Requirement of Law, or (ii) if the Rating Agency Condition is satisfied with respect thereto; provided, however, that if any change or modification, other than a change or modification permitted pursuant to clause (i) above, would be reasonably likely to have a Material Adverse Effect on the interests of the Investor Certificateholders of a Series which is not rated by a Rating Agency, the consent of the applicable Agent (or if none, as specified in the related

                                                                              46
                 Amended and Restated Receivables Sale Agreement


Supplement) shall be required to effect such change or modification.

            SECTION 6.06. Modification of Ledger. Delete or otherwise modify the marking on the ledger referred to in Section 2.01(e).

            SECTION 6.07. Accounting for Purchases. Prepare any financial statements which shall account for the transactions contemplated hereby (other than capital contributions and the Seller Note contemplated hereby) in any manner other than as a sale of the Purchased Receivables originated by such Seller to the Company or in any other respect account for or treat the transactions contemplated hereby (including for financial accounting purposes, except as required by law) (other than capital contributions and the Seller Note contemplated hereby) in any manner other than as sales of the Purchased Receivables originated by such Seller to the Company; provided, however, that this subsection shall not apply for any tax or tax accounting purposes.

            SECTION 6.08. Instruments. Subject to the delivery requirements set forth in Section 2.01(b) of the Pooling Agreement, take any action to cause any Receivable not evidenced by an "instrument" (as defined in the UCC as in effect in the State of New York or other similar statute or legislation) upon origination to become evidenced by an instrument, except in connection with the enforcement or collection of an overdue Receivable.

            SECTION 6.09. Ineligible Receivables. Without the prior written approval of the Company, take any action to cause, or which would permit, a Receivable that was designated as an Eligible Receivable on the Payment Date relating to such Receivable to cease to be an Eligible Receivable, except as otherwise expressly provided by this Agreement.

            SECTION 6.10. Business of the Seller. Fail to maintain and operate the business currently conducted by

                                                                              47
                 Amended and Restated Receivables Sale Agreement


such Seller and business activities reasonably incidental or related thereto in substantially the manner in which it is presently conducted and operated if such failure would materially adversely affect the interests of the Company under the Transaction Documents.

            SECTION 6.11. Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or make any material change in its present method of conducting business, or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets other than the assignments and transfers contemplated hereby; provided, however that Furnishings International Inc. may transfer the property, business and assets of its Lineage Home Furnishings and Contract Furnishings divisions to any, direct or indirect, wholly owned subsidiary of Lifestyle Holdings Ltd.

                                   ARTICLE VII

                           Purchase Termination Events

            SECTION 7.01. Purchase Termination Events. If any of the following events (herein called "Purchase Termination Events") shall have occurred and be continuing with respect to one or more Sellers:

            (a) a Seller shall fail (i) to pay any amount due pursuant to
      Section 2.06 in accordance with the provisions thereof and such failure shall continue unremedied for a period of five Business Days from the earlier of (A) the date any Responsible Officer of such Seller obtains knowledge of such failure and (B) the date such Seller receives notice of such failure from the Company, the related Servicer or the Trustee or (ii) to pay any other amount required to be paid by

                                                                              48
                 Amended and Restated Receivables Sale Agreement


      such Seller hereunder within two Business Days of the date when due; or

            (b) a Seller shall fail to observe or perform in any material respect any covenant or agreement applicable to it contained herein (other than as specified in paragraph (a) of this Section 7.01); provided that no such failure shall constitute a Purchase Termination Event under this paragraph (b) unless such failure shall continue unremedied for a period of 30 consecutive days from the date such Seller receives notice of such failure from the Company, the related Servicer or the Trustee; or

            (c) any representation, warranty, certification or statement made or deemed made by such Seller in this Agreement or in any statement, record, certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed made, provided that a Purchase Termination Event shall not be deemed to have occurred under this paragraph (c) based upon a breach of any representation or warranty set forth in Section 4.02 if such Seller shall have complied with the provisions of Section 2.06 in respect thereof; or

            (d) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Seller in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (the Bankruptcy Code and all other such applicable laws being collectively, "Applicable Insolvency Laws"), which decree or order is not stayed or any other similar relief shall be granted under any applicable federal or state law now or hereafter in effect and shall not be stayed; (ii)(A) an involuntary case is commenced against the Seller under any Applicable Insolvency Law now or hereafter in effect, a

                                                                              49
                 Amended and Restated Receivables Sale Agreement


      decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Seller, or over all or a substantial part of the property of the Seller, shall have been entered, an interim receiver, trustee or other custodian of the Seller for all or a substantial part of the property of the Seller is involuntarily appointed, a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Seller, and (B) any event referred to in clause (ii)(A) above continues for 60 days unless dismissed, bonded or disclosed; (iii) the Seller shall at its request have a decree or an order for relief entered with respect to it or commence a voluntary case under any Applicable Insolvency Law now or hereafter in effect, or shall consent to the entry of a decree or an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such Applicable Insolvency Law, consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; (iv) the making by the Seller of any general assignment for the benefit of creditors; (v) the inability or failure of the Seller generally to pay its debts as such debts become due; or (vi) the Board of Directors of the Seller authorizes action to approve any of the foregoing; or

            (e) there shall have occurred (i) an Early Amortization Event set forth in Section 7.01 of the Pooling Agreement or (ii) the Amortization Period with respect to all Outstanding Series shall have occurred and be continuing; or

            (f) a Seller has been terminated as Servicer following a Servicer Default with respect to such Seller under the Servicing Agreement; or

                                                                              50
                 Amended and Restated Receivables Sale Agreement


            (g) a notice of Lien shall have been filed by the PBGC against a Seller under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which
      Section 412(n) of the Code or Section 302(f) of ERISA applies unless there shall have been delivered to the Trustee and the Rating Agencies proof of release of such Lien; or

            (h) any Lien in an amount equal to or greater than $1,000,000 has been asserted against or imposed on, any real or personal property of a Seller pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9607(l), or any equivalent or comparable state law, relating to or arising from the costs of, response to, or investigation, remediation or monitoring of, any environmental contamination resulting from the current or past operations of such Seller; or

            (i) a Federal tax notice of Lien, in an amount equal to or greater than $1,000,000, shall have been filed against a Seller unless there shall have been delivered to the Trustee and the Rating Agencies proof of release of such Lien.

then, (i) in the case of any Purchase Termination Event described in paragraph
(e)(i) above, the obligation of the Company to purchase Receivables from all Sellers shall thereupon automatically terminate without further notice of any kind, which is hereby waived by the Sellers, (ii) in the case of any Purchase Termination Event described in paragraph (d), (g), (h) or (i) above, the obligation of the Company to purchase Receivables from such Seller shall thereupon automatically terminate without further notice of any kind, which is hereby waived by such Seller, (iii) in the case of any Purchase Termination Event described in paragraph (e)(ii) above, the obligation of the Company to purchase Receivables from such Seller shall thereupon terminate without notice of any kind, which is hereby waived

                                                                              51
                 Amended and Restated Receivables Sale Agreement


by such Seller unless both the Company and such Seller agree in writing that such event shall not trigger an Early Termination hereunder and (iv) in the case of any other Purchase Termination Event, so long as such Purchase Termination Event shall be continuing, the Company may terminate its obligation to purchase Receivables from such Seller by written notice to such Seller (any termination pursuant to clause (i), (ii), (iii) or (iv) of this Article VII is herein called an "Early Termination"); provided, however, that in the event of an involuntary petition or proceeding as described in paragraphs (d)(i) and (d)(ii) above, the Company shall not purchase Receivables from such Seller unless such involuntary petition or proceeding is dismissed, bonded or discharged within 60 days of the filing of such petition or the commencement of such proceeding.

            SECTION 7.02. Remedies. (a) If a Purchase Termination Event has occurred and is continuing, the Company (and its assignees) shall have all of the rights and remedies provided to a secured creditor or a purchaser of accounts under the UCC by applicable law in respect thereto.

            (b) Such Seller agrees that, upon the occurrence and during the continuation of a Purchase Termination Event under Section 7.01(d) or (e)(i):

            (i) the Company (and its assignees) shall have the right at any time to notify, or require that such Seller at such Seller's expense notify, the respective Obligors of the Company's ownership of the Purchased Receivables and other Receivable Assets and may direct that payment of all amounts due or to become due under the Purchased Receivables be made directly to the Company or its designee;

            (ii) the Company (and its assignees) shall have the right to (A) sue for collection on any Purchased Receivables or (B) sell any Purchased Receivables to any Person for a price that is acceptable to the

                                                                              52
                 Amended and Restated Receivables Sale Agreement


      Company. If required by the terms of Section 9-504 or 9-505 of the UCC (or analogous provisions of any other similar law applicable to the Receivables), the Company (and its assignees) may offer to sell any Purchased Receivable to any Person, together, at its option, with all other Receivables created by the same Obligor. Any Purchased Receivable sold hereunder (other than pursuant to the Pooling Agreement) shall cease to be a Receivable for all purposes under this Agreement as of the effective date of such sale;

            (iii) such Seller shall, upon the Company's written request and at such Seller's expense, (A) assemble all of such Seller's documents, instruments and other records (including credit files and computer tapes or disks) that (1) evidence or will evidence or record Receivables sold by such Seller and (2) are otherwise necessary or desirable to effect Collections of such Purchased Receivables (collectively, the "Documents") and (B) deliver the Documents to the Company or its designee at a place designated by the Company. In recognition of such Seller's need to have access to any Documents which may be transferred to the Company hereunder, whether as a result of its continuing business relationship with any Obligor for Receivables purchased hereunder or as a result of its responsibilities as a Servicer, the Company hereby grants to such Seller an irrevocable license to access the Documents transferred by such Seller to the Company and to access any such transferred computer software in connection with any activity arising in the ordinary course of such Seller's business or in performance of such Seller's duties as a Servicer; provided that such Seller shall not disrupt or otherwise interfere with the Company's use of and access to the Documents and its computer software during such license period;

            (iv) such Seller hereby grants to the Company an irrevocable power of attorney (coupled with an interest) to take any and all steps in such Seller's
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                                                                              53
                 Amended and Restated Receivables Sale Agreement


      name necessary or desirable, in the reasonable opinion of the Company, to collect all amounts due under the Purchased Receivables, including, without limitation, endorsing such Seller's name on checks and other instruments representing Collections, enforcing the Purchased Receivables and exercising all rights and remedies in respect thereof; and

            (v) upon written request of the Company, such Seller will (A) deliver to the Company all licenses, rights, computer programs, related material, computer tapes, disks, cassettes and data necessary for the immediate collection of the Purchased Receivables by the Company, with or without the participation of such Seller (excluding software licenses which by their terms are not permitted to be so delivered; provided that such Seller shall use reasonable efforts to obtain the consent of the relevant licensor to such delivery) and (B) make such arrangements with respect to the collection of the Purchased Receivables as may be reasonably required by the Company.

                                  ARTICLE VIII

                                   Seller Note

            SECTION 8.01. Seller Note. On the Effective Date, the Company shall issue to the Sellers a subordinated note substantially in the form of Exhibit A (as amended, supplemented or otherwise modified from time to time, the "Seller Note"). The Seller Note will have an initial principal amount equal to the amount outstanding under that certain seller note issued pursuant to the Receivables Sale Agreement, dated as of August 5, 1996, among the parties hereto. The Company has incurred Indebtedness evidenced by the Seller Note and may continue to incur Indebtedness evidenced by the Seller Note on any date only
(i) if such date is a Payment Date; (ii) in payment to the Sellers of all or a portion of the Purchase Price (net of such

                                                                              54
                 Amended and Restated Receivables Sale Agreement


deductions as provided in Section 2.03(d)) for Receivables and other Receivable Assets required to be paid for by the Company to the Sellers on such Payment Date in accordance with Section 2.02; (iii) to the extent that cash was not available to pay such Purchase Price (net of such deductions) in accordance with subsections 2.03(b)(i), 2.03(b)(ii) and 2.03(b)(iii) (as applicable); and (iv) subject, in any event, to Section 8.03. Interest on the principal amount of the Seller Note (as such principal amount may have been increased pursuant to the following proviso) shall accrue at One-Month LIBOR plus 2.50% per annum (or, if less, the "Applicable Percentage" with respect to "Eurodollar Loans" (as each such term is defined in the Credit Agreement)) from and including the Effective Date and shall be paid on each Distribution Date with respect to amounts accrued and not paid as of the last day of the preceding Settlement Period and the maturity date thereof; provided, however, that, to the maximum extent permitted by law, accrued interest on the Seller Note which is not so paid shall be added, at the request of the Sellers, to the principal amount of the Seller Note. The principal amount of the Seller Note (as such principal amount may have been increased pursuant to the proviso to the preceding sentence) shall be payable on the maturity date of the Seller Note (unless sooner prepaid pursuant to the terms thereof and of the other Transaction Documents). Each Seller's interest in, and all payments in respect of, the Seller Note shall be allocated among the Sellers by the Master Servicer pro-rata in accordance with the amount of Receivables sold by each such Seller to the Company that are paid for by the incurrence of debt under the Seller Note. Default in the payment of principal or interest under the Seller Note shall not constitute a default or event of default or a Purchase Termination Event hereunder, a Servicer Default under the Servicing Agreement or an Early Amortization Event under the Pooling Agreement or any Supplement thereto.

            SECTION 8.02. Restrictions on Transfer of Seller Note. Neither the Seller Note, nor any right of the Sellers to receive payments thereunder, shall be assigned, trans-

                                                                              55
                 Amended and Restated Receivables Sale Agreement


ferred, exchanged, pledged, hypothecated, participated or otherwise conveyed.

            SECTION 8.03. Discretion; Aggregate Amount. Anything herein to the contrary notwithstanding, no Seller shall be obligated to accept payment of any Purchase Price in the form of Indebtedness of the Company under the Seller Note if, after giving effect to such Indebtedness to be incurred on such date, the aggregate principal amount of Indebtedness evidenced by the Seller Note, incurred on or before such Payment Date and outstanding on such Payment Date (after giving effect to all repayments thereof on or before such Payment Date) would be more than 50% of the outstanding balance of the Receivables on such Payment Date, unless such Seller shall be satisfied (and, for purposes hereof, in the absence of notice to the contrary by such Seller to the Company and the Trustee, such Seller shall be deemed satisfied) that, in the ordinary course of its business, the Company will pay the principal of, and interest on, such Indebtedness in accordance with the terms thereof. The principal amount of Indebtedness evidenced by the Seller Note incurred on any Payment Date shall not, in any event, be greater than the excess, if any, of (x) the Purchase Price for Receivables and other Receivable Assets required to be paid for by the Company on such Payment Date pursuant to Section 2.03 over (y) the portion of such Purchase Price paid in cash pursuant to subsections 2.03(b)(i), 2.03(b)(ii) and 2.03(b)(iii).

                                   ARTICLE IX

                                  Miscellaneous

            SECTION 9.01. Payments. Each cash payment to be made by any of the Company or a Seller hereunder shall be made on the required payment date and in immediately available funds at the office of the payee set forth below its signature hereto or to such other office as may be

                                                                              56
                 Amended and Restated Receivables Sale Agreement


specified by either party in a notice to the other party hereto.

            SECTION 9.02. Costs and Expenses. Each Seller agrees (a) to pay or reimburse the Company for all its out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement, the other Sale Documents and any other documents prepared in connection herewith and therewith, the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, all reasonable fees and disbursements of counsel, (b) to pay or reimburse the Company for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any of the other Transaction Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Company, (c) to pay, indemnify, and hold the Company harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay caused by such Seller in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents, and (d) to pay, indemnify, and hold the Company harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (i) which may at any time be imposed on, incurred by or asserted against the Company in any way relating to or arising out of this Agreement or the other Sale Documents or the transactions contemplated hereby and thereby or in connection herewith or any action taken or omitted by the Company under or in connection with any of the foregoing (all such other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and

                                                                              57
                 Amended and Restated Receivables Sale Agreement


disbursements being herein called "Indemnified Liabilities") or (ii) which would not have been imposed on, incurred by or asserted against the Company but for its having acquired the Receivables hereunder; provided, however, that such indemnity shall not be available to the extent that such Indemnified Liabilities result from the gross negligence or wilful misconduct of the Company; and provided, further, that such Seller shall have no obligation under this Section
9.02 to the Company with respect to Indemnified Liabilities arising from (i) any action taken, or omitted to be taken, by a Servicer that is not such Seller itself or an Affiliate of such Seller, (ii) any action taken by the Trustee or the Company at the direction of the Trustee in collecting from an Obligor or
(iii) a default by an Obligor with respect to any Purchased Receivable (other than arising out of (x) any discharge, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Purchased Receivable (including, without limitation, a defense based on such Purchased Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) or any other claim resulting from the sale of the merchandise or services related to any such Purchased Receivable or the furnishing or failure to furnish such merchandise or services, (y) a failure by such Seller to perform its duties or obligations under this Agreement or (z) the sale of any Purchased Receivable that is designated on the applicable Daily Report to be an Eligible Receivable and is determined to have been at the date of such sale an Ineligible Receivable or any Purchased Receivable which thereafter becomes subject to a Dilution Adjustment). The agreements in this Section 9.02 shall survive the collection of all Receivables, the termination of this Agreement and the payment of all amounts payable hereunder.

            SECTION 9.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Sellers and the Company and their respective successors (whether by merger, consolidation or otherwise) and assigns. Each Seller agrees that it will not assign or transfer all

                                                                              58
                 Amended and Restated Receivables Sale Agreement


or any portion of its rights or obligations hereunder without the prior written consent of the Company. Each Seller acknowledges that the Company shall assign all of its rights hereunder to the Trustee. Each Seller consents to such assignment and agrees that the Trustee, to the extent provided in the Pooling Agreement, shall be entitled to enforce the terms of this Agreement and the rights (including, without limitation, the right to grant or withhold any consent or waiver) of the Company directly against such Seller, whether or not a Purchase Termination Event or a Potential Purchase Termination Event has occurred. Each Seller further agrees that, in respect of its obligations hereunder, it will act at the direction of and in accordance with all requests and instructions from the Trustee until all amounts due to the Investor Certificateholders are paid in full. The Trustee, on behalf of the Investor Certificateholders, shall have the rights of a third-party beneficiary under this Agreement.

            SECTION 9.04. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ANY CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT ISSUES OF PERFECTION ARE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

            SECTION 9.05. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Company, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

            SECTION 9.06. Amendments and Waivers. Neither this Agreement nor any terms hereof may be amended, supplemented or modified except in a writing signed by the Company and each Seller. Any amendment, supplement or
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                                                                              59
                 Amended and Restated Receivables Sale Agreement


modification shall not be effective until the Rating Agency Condition has been satisfied.

            SECTION 9.07. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 9.08. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage pre-paid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company and each Seller, or to such other address as may be hereafter notified by the respective parties hereto:

      The Company:

                        LFI Receivables Corporation
                        1300 National Highway
                        Thomasville, North Carolina 27360
                        Attention:  Ronald Hoffman and
                                    Richard Kennett
                        Telecopy:   (910) 476-4551

      The Sellers:

                        to the addresses set
                        forth in Schedule 4

      in each case, with a copy to

      Trustee:          The Chase Manhattan Bank, as Trustee

                                                                              60
                 Amended and Restated Receivables Sale Agreement


                        450 W. 33rd Street, 15th Floor
                        New York, New York 10011
                        Attention:  Advanced Structured
                                    Products Group
                        Telecopier: (212) 946-3240

            SECTION 9.09. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by tele- copy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company.

            SECTION 9.10. Waivers of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER SALE DOCUMENTS.

            SECTION 9.11. Jurisdiction; Consent to Service of Process. (a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER SALE DOCUMENTS OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COMPANY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE OTHER SALE

                                                                              61
                 Amended and Restated Receivables Sale Agreement


DOCUMENTS AGAINST ANY SELLER OR ITS PROPERTIES IN THE COURTS OF ANY
JURISDICTION.

            (b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT THEY MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER SALE DOCUMENTS IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

            (c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.08. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

            SECTION 9.12. Addition of Sellers. Subject to Section 3.05, Section 2.08(m) of the Pooling Agreement, any applicable provisions in any Supplement, and the terms and conditions of this Section 9.12, from time to time one or more additional wholly owned, direct or indirect, Subsidiaries of Furnishings International Inc. may become Sellers hereunder and parties hereto. If any such Subsidiary wishes to become an additional Seller, it shall submit a request to such effect in writing to the Company. If the Company shall have agreed to any such request, such Subsidiary shall become an additional Seller hereunder and a party hereto on the related Seller Addition Date upon satisfaction of the conditions set forth in Section 3.05.

            SECTION 9.13. Termination of Seller. (a) Any Seller (other than Furnishings International Inc.) shall be terminated as a Seller hereunder by the Company on the date such Seller ceases to be a wholly owned, direct or indirect, Subsidiary of Furnishings International Inc.; provided (i) that the aggregate outstanding Principal Amount of

                                                                              62
                 Amended and Restated Receivables Sale Agreement


Purchased Receivables sold by all Sellers which so cease to be wholly owned Subsidiaries at such time (together with the aggregate outstanding Principal Amount of Purchased Receivables sold by all Sellers which have been terminated pursuant to this Section 9.13 within the preceding 90 days) shall not exceed 10% of the aggregate outstanding Principal Amount of all Purchased Receivables and
(ii) that no Purchase Termination Event or Potential Purchase Termination Event has occurred and is continuing, or would result as a result thereof. From and after the date any such Seller ceases to be a wholly owned, direct or indirect, Subsidiary of Furnishings International Inc., the Company shall cease buying Receivables and other Receivable Assets from such Seller. Each such Seller shall be released as a Seller party hereto for all purposes and shall cease to be a party hereto on the 90th day after the date on which there are no amounts outstanding with respect to Purchased Receivables previously sold by such Seller to the Company, whether such amounts have been collected or written off in accordance with the Policies of such Seller. Prior to such date, such Seller shall be obligated to perform its servicing and other obligations hereunder and under the Transaction Documents to which it is a party with respect to Purchased Receivables previously sold by such Seller to the Company, including, without limitation, its obligation to direct the deposit of Collections into the appropriate Lockbox.

            (b) From time to time the Sellers, or the Master Servicer on behalf of the Sellers, may request in writing that the Company designate one or more Sellers as Sellers that shall cease to be parties to this Agreement; provided that no Purchase Termination Event or Potential Purchase Termination Event has occurred and is continuing, or would result as a result thereof. Any such request shall specify the minimum aggregate Principal Amount of outstanding Purchased Receivables sold by the Sellers to be so designated and terminated by the Company. Promptly after receipt of any such designation by the Company, the Sellers shall either (i) elect not to terminate such designated Sellers or (ii) select a date, which date shall not be later

                                                                              63
                 Amended and Restated Receivables Sale Agreement


than 30 days after the date of receipt of such designation, as the "Sale Termination Date" for such designated Sellers. From and after such date, the Company shall cease buying Receivables and other Receivable Assets from such Sellers. Each such Seller shall be released as a Seller hereunder and a party hereto for all purposes and shall cease to be a party hereto on the 90th day after the date on which there are no amounts outstanding with respect to Purchased Receivables previously sold by such Seller to the Company, whether such amounts have been collected or written off in accordance with the Policies of such Seller. Prior to such date, such Seller shall be obligated to perform its servicing and other obligations hereunder and under the Transaction Documents to which it is a party with respect to Purchased Receivables previously sold by such Seller to the Company, including, without limitation, its obligation to direct the deposit of Collections into the appropriate Lockbox.

            (c) A terminated Seller shall have no obligation to repurchase any Receivables previously sold by it to the Company, but will have continuing obligations with respect to such Receivables (including making any Seller Dilution Adjustment Payments, Seller Adjustment Payments and Seller Indemnification Payments) to the extent such obligations arise hereunder.

            SECTION 9.14. No Bankruptcy Petition. Each Seller, by entering into this Agreement, and any present or future holder of the Seller Note, by its acceptance thereof, covenants and agrees that, prior to the date which is one year and one day after the date of termination of this Agreement pursuant to
Section 9.15, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Applicable Insolvency Laws.

            SECTION 9.15. Termination. This Agreement will terminate at such time as (a) the commitment of the Company

                                                                              64
                 Amended and Restated Receivables Sale Agreement


to purchase Receivables from all the Sellers hereunder shall have terminated and
(b) all Receivables purchased hereunder have been collected, and the proceeds thereof turned over to the Company and all other amounts owing to the Company hereunder shall have been paid in full or, if Receivables sold hereunder have not been collected, such Receivables have become Defaulted Receivables and the Company shall have completed its collection efforts in respect thereto; provided, however, that the indemnities of the Sellers to the Company set forth in this Agreement shall survive such termination and provided, further that, to the extent any amounts remain due and owing to the Company hereunder, the Company shall remain entitled to receive any collections on Receivables sold hereunder which have become Defaulted Receivables after it shall have completed its collection efforts in respect thereof.

            SECTION 9.16. Construction of Agreement. (a) Each Seller hereby grants to the Company a security interest in all of such Seller's right, title and interest in, to and under the Receivables originated by it and other Receivable Assets now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto and all "proceeds" thereof (including Recoveries), to secure all of such Seller's obligations hereunder.

            (b) This Agreement shall constitute a security agreement under applicable law.

                                                                              65
                 Amended and Restated Receivables Sale Agreement


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       AMETEX FABRICS, INC.,
                                       Seller and Servicer,


                                         by_____________________________________
                                           Name:
                                           Title:


                                       THE BERKLINE CORPORATION,
                                       Seller and Servicer,


                                         by_____________________________________
                                           Name:
                                           Title:


                                       DREXEL HERITAGE
                                       FURNISHINGS INC.,
                                       Seller and Servicer,


                                         by_____________________________________
                                           Name:
                                           Title:

                                                                              66
                 Amended and Restated Receivables Sale Agreement


                                       DREXEL HERITAGE HOME
                                       INSPIRATIONS, INC.,
                                       Seller,


                                         by_____________________________________
                                           Name:
                                           Title:


                                       FURNISHINGS
                                       INTERNATIONAL INC.,
                                       Seller and Servicer,


                                         by_____________________________________
                                           Name:
                                           Title:


                                       HENREDON FURNITURE
                                       INDUSTRIES, INC.,
                                       Seller and Servicer,


                                         by_____________________________________
                                           Name:
                                           Title:

                                                                              67
                 Amended and Restated Receivables Sale Agreement


                                       LA BARGE, INC.,
                                       Seller and Servicer,


                                         by_____________________________________
                                           Name:
                                           Title:


                                       LEXINGTON FURNITURE
                                       INDUSTRIES, INC.,
                                       Seller and Servicer,


                                         by_____________________________________
                                           Name:
                                           Title:


                                       MAITLAND-SMITH, INC.,
                                       Seller and Servicer,


                                         by_____________________________________
                                           Name:
                                           Title:


                                       ROBERT ALLEN FABRICS, INC.,
                                       Seller and Servicer,


                                         by_____________________________________
                                           Name:
                                           Title:

                                                                              68
                 Amended and Restated Receivables Sale Agreement


                                       UNIVERSAL FURNITURE
                                       INDUSTRIES, INC.,
                                       Seller and Servicer,

                                         by_____________________________________
                                           Name:
                                           Title:


                                       LFI RECEIVABLES CORPORATION,


                                         by_____________________________________
                                           Name:
                                           Title:

                                                                Exhibit A to the
                 Amended and Restated Receivables Sale Agreement


                                    [FORM OF
                                  SELLER NOTE]


                                                              New York, New York
                                                                February 4, 1997


            LFI RECEIVABLES CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to the order of the Sellers listed on Schedule 1 to the Receivables Sale Agreement described below the principal amount of this Seller Note, determined as described below, together with interest thereon at a rate per annum equal to One-Month LIBOR plus 2.50% (or, if less, the "Applicable Percentage" with respect to "Eurodollar Loans" (as each such term is defined in the Credit Agreement)) in lawful money of the United States of America. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Amended and Restated Receivables Sale Agreement dated as of February 4, 1997, among the Company, the Sellers named therein and the Servicers named therein (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Receivables Sale Agreement") and in the Amended and Restated Pooling Agreement, dated as of February 4, 1997, among the Company, LFI Servicing Corporation, as Master Servicer, and The Chase Manhattan Bank, a New York banking corporation, as Trustee (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Pooling Agreement"). This Seller Note is the Seller Note referred to in the Receivables Sale Agreement and is subject to the terms and conditions thereof.

            1. Principal Amount. The aggregate principal amount of this Seller Note at any time shall be calculated in accordance with Section 8.01 of the Receivables Sale Agreement and shall be recorded by the Master Servicer (the authority to so record such amounts being hereby granted to the Master Servicer) on the schedule annexed to and constituting a part of this Seller Note.

            2. Payments of Principal and Interest. (a) Principal on this Seller Note may be prepaid at any time. Principal not prepaid shall be due and payable on the Trust Termination Date (as defined in the Pooling Agreement).

            (b) Payments of interest on this Seller Note shall be paid on each Distribution Date (with respect to interest accrued and not paid as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the date on which this Seller Note is issued)) and on the Trust Termination Date by depositing such payment in such account of the Sellers as the Sellers may designate in writing; provided, however, that accrued interest on this Seller Note which is not so paid may (to the maximum extent permitted by law) be added to the principal amount of this Seller Note as indicated on the schedule annexed to and constituting a part of this Seller Note. Notwithstanding the foregoing, no payments of interest or principal may be made under this Seller Note at the times and to the extent prohibited under the Subordination Provisions and Certain Termination Events described in Sections 3 and 6 below.

            3. Subordination Provisions. The Company covenants and agrees, and the Sellers, by their acceptance of this Seller Note, likewise covenant and agree, that the payment of all obligations of the Company to the Sellers under this Seller Note from or with the proceeds (such proceeds being the "Proceeds") of Receivables (as defined in the Pooling Agreement), Related Property (as defined in the Pooling Agreement) or the LHL Demand Note (as defined in the Pooling Agreement) (and any extensions, renewals, financing, refundings and replacements of all or any part of such obligations) (the "Seller Subordinated Debt") are hereby expressly subordinated in right of payment to the payment and performance of the obligations of the Company to the Trustee for the benefit of the Holders (as defined in the

Pooling Agreement) howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (the "Senior Obligations") to the extent and in the manner set forth in this paragraph including each of the following subparts:

            (a) Insolvency Events; Priority of Senior Obligations; Payments Made Directly to the Trustee. In the event of any bankruptcy, dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Company, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency, receivership or other similar proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company (each an "Insolvency Event") or any sale of all or substantially all the assets of the Company (except pursuant to the Pooling Agreement and any Supplement thereto),

                  (i) the Senior Obligations shall first be paid and performed in full and in cash before the Sellers shall be entitled to receive and to retain any payment or distribution from or with the Proceeds in respect of the Seller Subordinated Debt, whether of principal, interest or otherwise; and

                  (ii) any payment or distribution from or with the Proceeds of any kind (including cash or property arising from Proceeds which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Seller Subordinated Debt) in respect of the Seller Subordinated Debt that otherwise would be payable or deliverable with respect to the Seller Subordinated Debt directly or indirectly, by set-off or in any other manner to the Sellers, shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian, liquidating trustee or otherwise) directly to the Trustee on behalf of the Holders for application to (in the case of cash) or as collateral for (in the case of noncash property or securities) the payment of the Senior Obligations until the Senior Obligations shall have been paid in full in cash.

            (b) Payments Received by Sellers. In the event that any Seller receives any payment or other distribution of any kind or character arising from Proceeds from the Company or from any other source whatsoever in respect of the Seller Subordinated Debt after the commencement of an Insolvency Event, such payment or other distribution shall be deemed to be property of the Holders and shall be received and held by such Seller in trust for the Trustee on behalf of the Holders and shall be turned over by such Seller to the Trustee for the benefit of the Holders forthwith, until all Senior Obligations have been paid and performed in full and in cash.

            (c) Application of Payments. All payments and distributions arising from Proceeds received by the Trustee in respect of the Seller Subordinated Debt, to the extent received in or converted into cash, may be applied by the Trustee for the benefit of the Holders (i) first to the payment of any and all reasonable expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Trustee or any Holder in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon the Seller Subordinated Debt, and (ii) any balance remaining therefrom shall be applied by the Trustee toward the payment of the Senior Obligations in a manner determined by the Trustee to be in accordance with the Pooling Agreement.

            (d) Sellers' Rights of Subrogation. Each Seller agrees that no payment or distribution to Holders pursuant to these Subordination Provisions shall entitle any Seller to exercise any right of subrogation in respect thereof until the Senior Obligations shall have been paid in full in cash. Each Seller agrees that these Subordination Provisions herein shall not be affected by any action, or failure to act, by any holder of Senior Obligations which results, or may result, in affecting, impairing or extinguishing any right of reimbursement or subrogation or other right or remedy of any Seller.

            (e) Company's Obligations Absolute. The provisions of this paragraph are intended solely for the purpose of defining the relative rights with respect to Proceeds of the Sellers, on the one hand, and the Holders, on the other hand. Nothing contained in these provisions or elsewhere in this Seller Note is intended to or shall impair, as between the Company, its creditors (other than the Holders) and the Sellers, the Company's obligation, which is unconditional and absolute, to pay the Seller Subordinated Debt as and when the same shall become due and payable in accordance with the terms hereof and of the Receivables Sale Agreement or to affect the relative rights of the Sellers and creditors of the Company (other than the Certificateholders); provided that any payments made by the Company pursuant to this subsection shall be made solely from funds available to the Company which are not otherwise needed to be applied to the payment of any amounts pursuant to any Pooling and Servicing Agreements, shall be non-recourse other than with respect to proceeds in excess of the proceeds to make such payment, and shall not constitute a claim against the Company to the extent that insufficient proceeds exist to make such payment.

            (f) Avoided Payments. If, at any time, any payment (in whole or in part) made with respect to any

      Senior Obligations is rescinded or must be restored or returned by a Holder or the Trustee on behalf of the Holders, the provisions of this paragraph shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

            (g) Subordination Not Affected by Certain Actions of Holders or the Trustee. As between the Sellers, on the one hand, and the Holders and the Trustee, on the other hand, each of the Holders or the Trustee may, from time to time, at its sole discretion, without notice to the Sellers, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Obligations; (ii) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange any of the Senior Obligations, or release or compromise any obligation of any nature with respect to any of the Senior Obligations; (iii) amend, supplement, amend and restate, or otherwise modify any Transaction Document; and (iv) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Obligations.

            (h) Waiver of Notice. By its acceptance hereof, each Seller hereby waives: (i) notice of acceptance of the provisions of this paragraph by any of the Holders or the Trustee; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Obligations; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Obligations or any security therefor.

            4. Restrictions on Assignment. Neither this Seller Note, nor any right of the Sellers to receive payments hereunder, shall be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed.

            5. No Bankruptcy Petition. Each Seller covenants and agrees that, prior to the date which is one year and one day after the date of termination of the Receivables Sale Agreement pursuant to Section 9.15 thereof, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

            6. Certain Termination Events. During the continuance of any Early Amortization Event:

            (a) the Company shall cease making any payments to the Sellers under this Seller Note;

            (b) the Trustee (on behalf of the Holders) may demand, sue for, collect and receive every payment or distribution of any kind made in respect of the Seller Subordinated Debt and file claims and proofs of claim and take such other action (including enforcing any security interest or other lien securing payment of the Seller Subordinated Debt) as the Trustee (on behalf of the Holders) may deem necessary for the exercise or enforcement of any of the rights or interests of Holders; provided that in the event the Trustee takes such action, it shall apply all proceeds first to the payment of costs under this Seller Note, then to the payment of the Senior Obligations and any surplus proceeds remaining thereafter to be paid over to whosoever may be lawfully entitled thereto; and

            (c) each Seller shall promptly take such action as the Trustee (on behalf of the Holders) may request (i) to file appropriate claims or proofs of claim in respect of the Seller Subordinated Debt; (ii) to execute and deliver to the Trustee (on behalf of the

      Holders) such powers of attorney, assignments, or other instruments as the Trustee may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Seller Subordinated Debt, and (iii) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Seller Subordinated Debt for account of the Trustee (on behalf of the Holders).

            THIS SELLER NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ANY CONFLICT OF LAW PRINCIPLES.

                                       LFI RECEIVABLES CORPORATION,


                                       by ___________________________________
                                          Name:
                                          Title:

                                                                   Schedule 1 to
                                   Seller Note


                  Subordinated Loans and Payments of Principal


                                  Amount of        Unpaid
                  Amount of       Principal        Principal       Notation
 Date             Loans           Repaid           Balance         Made By
----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

----------       ----------      ----------       ----------      ----------

                                                                Exhibit B to the
                                 Amended and Restated Receivables Sale Agreement


                 [FORM OF ADDITIONAL SELLER/SERVICER SUPPLEMENT]


            SUPPLEMENT, dated [ ], to (i) the Amended and Restated Receivables Sale Agreement, dated as of February 4, 1997 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Receivables Sale Agreement"), among LFI Receivables Corporation, the Sellers named therein and the Servicers named therein and (ii) the Amended and Restated Servicing Agreement, dated as of February 4, 1997 (as amended, supplemental or otherwise modified from time to time in accordance with its terms, the "Servicing Agreement"), among LFI Receivables Corporation, LFI Servicing Corporation, as Master Servicer, the Servicers party thereto and The Chase Manhattan Bank, as Trustee.

                              W I T N E S S E T H:

            WHEREAS, the Receivables Sale Agreement provides that any wholly owned, direct or indirect, Subsidiary of Furnishings International Inc., although not originally a Seller thereunder, may become a Seller under the Receivables Sale Agreement upon the satisfaction of each of the conditions precedent set forth in Sections 3.05 and 9.12 of the Receivables Sale Agreement,
Section 2.08(m) of the Pooling Agreement and any applicable provisions of any Supplement;

            WHEREAS, the Servicing Agreement provides that any wholly owned, direct or indirect, Subsidiary of Furnishings International Inc., although not originally a Servicer thereunder, may become a Servicer under the Servicing Agreement upon (i) the delivery to the Company of a supplement in substantially the form of this Supplement and (ii) the satisfaction of each of the conditions precedent set forth in Sections 3.05 of the Receivables Sale Agreement; and

            WHEREAS, the undersigned was not an original Seller under the Receivables Sale Agreement and the Seller Note or an original Servicer under the Servicing Agreement but now desires to become a Seller and a Servicer, respectively, thereunder.

            NOW, THEREFORE, the undersigned hereby agrees as follows:

            The undersigned agrees to be bound by all of the provisions of each of the Receivables Sale Agreement and the Servicing Agreement applicable to a Seller and a Servicer, respectively, thereunder and agrees that it shall, on the date this Supplement is accepted by the Company and the Trustee, on behalf of the Holders, become (a) in the case of the Receivables Sale Agreement, a Seller and (b) in the case of the Servicing Agreement, a Servicer, for all purposes of the Receivables Sale Agreement and the Servicing Agreement, respectively, to the same extent as if originally a party thereto.

            IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                       [Insert name of Seller/Servicer]



                                       by__________________________________
                                         Title:

Accepted as of the date
first above written:


LFI RECEIVABLES COMPANY



by ________________________________
   Title:

Acknowledged as of the date
first above written:



THE CHASE MANHATTAN BANK, as Trustee, on behalf of the Holders,


by ________________________________
   Title:

                                                               Schedule 1 to the
                                 Amended and Restated Receivables Sale Agreement


                            Sellers and Servicers(1)

                 Ametex Fabrics, Inc.
                 The Berkline Corporation
                 Drexel Heritage Furnishings Inc.
                 Drexel Heritage Home Inspirations, Inc.
                 Furnishings International Inc.
                 Henredon Furniture Industries, Inc.
                 La Barge, Inc.
                 Lexington Furniture Industries, Inc.
                 Maitland-Smith, Inc.
                 Robert Allen Fabrics, Inc.
                 Universal Furniture Industries, Inc.

----------
      (1) Each Seller will service the Receivables originated by it, except that Drexel Heritage Furnishings Inc. will service the Receivables originated by Drexel Heritage Home Inspirations, Inc. and the Lineage Home Furnishings division of FII.

                                                               Schedule 2 to the
                                 Amended and Restated Receivables Sale Agreement


                                   Receivables


Delivered or transmitted via computer tape, diskette or data transmission pursuant to Section 3.01(iv).

                                                               Schedule 4 to the
                                 Amended and Restated Receivables Sale Agreement


                      Jurisdiction of     Location of Chief     Office Where
Seller                Incorporation       Executive Office      Records are Kept
------                -------------       ----------------      ----------------

Ametex Fabrics,       Delaware            120 Forbes Blvd.      Same
Inc.                                      Mansfield, MA
                                          02048

The Berkline          Delaware            One Berkline          Same
Corporation                               Drive
                                          P.O. Box 6003
                                          Morristown, TN
                                          37815

Drexel Heritage       New York            101 North Main        Same
Furnishings Inc.                          Street
                                          Drexel, NC 28619

Drexel Heritage       North Carolina      101 North Main        Same
Home                                      Street
Inspirations,                             Drexel, NC 28619
Inc.

Furnishings           Delaware            1300 National         Same(1)
International                             Highway
Inc.                                      Thomasville, NC
                                          27360

Henredon              North Carolina      400 Henredon Road     Same
Furniture                                 Morganton, NC
Industries, Inc.                          28655

La Barge, Inc.        Michigan            300 East 40th         Same
                                          Street
                                          P.O. Box 1769
                                          Holland, MI
                                          49422-1769

Lexington             North Carolina      411 S. Salisbury      Same
Furniture                                 Lexington, NC
Industries, Inc.                          27292


----------
      (1) The same, except that i) the Lineage Home Furnishings division's records are kept at 101 North Main Street, Drexel, NC 28619 and (ii) the Contract Furnishings division's records are kept at 1515 Green Drive, Thomasville, NC 27360.

                      Jurisdiction of     Location of Chief     Office Where
Seller                Incorporation       Executive Office      Records are Kept
------                -------------       ----------------      ----------------

Maitland-Smith,       North Carolina      4000 Lineage          Same
Inc.                                      Court
                                          Suite 201
                                          High Point, NC
                                          27265

Robert Allen          Delaware            55 Cabot Blvd.        Same
Fabrics, Inc.                             Mansfield, MA
                                          02048

Universal             Delaware            2622 Uwharrie         Same
Furniture                                 Road
Industries, Inc.                          High Point, NC
                                          27263

                                                               Schedule 5 to the
                                 Amended and Restated Receivables Sale Agreement


                                  Names

                                           Trade, "Doing Business As"
Seller                                         or Assumed Name[s]
------                                     --------------------------

Ametex Fabrics, Inc.                  Ametex Fabrics, Inc. Contract
                                      Division

The Berkline Corporation              Motionworks

Drexel Heritage Furnishings Inc.      D-H Retail Space, Inc.
                                      Drexel
                                      Frederick Edward
                                      Drexel Heritage Advertising Inc.
                                      Heritage
                                      Lineage

Drexel Heritage Home                  None
Inspirations, Inc.

Furnishings International Inc.        Lineage Home Furnishings, Inc.
                                      Masco Home
                                      Furnishings, Inc.

Henredon Furniture Industries,        Henredon
Inc.                                  Henredon Acquisition
                                      Henredon Furniture
                                      Henredon/Ralph Lauren
                                      Henredon Transportation, Inc.
                                      Henredon Upholstery
                                      N.C. Schoonbeck

La Barge, Inc.                        Entree
                                      La Barge Mirrors, Inc.
                                      La Barge/Marbro Factory
                                        Outlet Store
                                      LMI Advertising
                                      Marbro Lamp

Lexington Furniture Industries,       Henry Link
Inc.

Maitland-Smith, Inc.                  None

Robert Allen Fabrics, Inc.            American Textiles
                                      Robert Allen Fabrics, Inc.
                                      Contract Division
                                      Robert Allen Fabrics of Cleveland
                                      Robert Allen Fabrics of Houston

                                           Trade, "Doing Business As"
Seller                                         or Assumed Name[s]
------                                     --------------------------

Universal Furniture Industries,       Bench Craft
Inc.                                  Blue Mountain Trucking
                                      Carrington Hall
                                      Harris Scott
                                      Norfolk Veneer Mills
                                      Simply Together
                                      Universal Bedroom Furniture
                                      Universal Bedroom Furniture Ltd.
                                      Universal Dining Room Furniture,
                                         Ltd.
                                      Universal Flooring Ltd.
                                      Universal Occasional Furniture
                                        Limited
                                      Universal Upholstery
                                      Woodmaster

                                                               Schedule 6 to the
                                 Amended and Restated Receivables Sale Agreement


                              Discounted Percentage

            All terms defined or referenced in the Receivables Sale Agreement, the Pooling Agreement or a Supplement and not otherwise defined or referenced herein are used herein as therein defined or referenced.

The Discounted Percentage applicable to the Receivables purchased on any date from any Seller shall equal (a) during the initial Accrual Period, 98.50% and
(b) thereafter, the percentage obtained from the following formula:

            100% - (A + B + C + D)

all determined by the Company as of the related Payment Date,

Where

A = Adjusted Loss Reserve Percentage, which as of such Payment Date will equal the ratio obtained by dividing (a) Charged-Off Receivables (net of recoveries in respect of Charged-Off Receivables) with respect to such Seller during the six-fiscal-month period immediately preceding the Settlement Report Date most recently preceding such Payment Date by (b) two times the aggregate amount of Collections during the three-fiscal-month period immediately preceding the Settlement Report Date most recent to such Payment Date with respect to Receivables originated by such Seller.

B = Adjusted Carrying Cost Reserve Percentage, which as of such Payment Date will equal the amount obtained by dividing (a) the product of (i) 1.5,
      (ii) Days Sales Outstanding and (iii) the ABR plus 2% by (b) 365.

C =   The Servicing Fee Percentage divided by 360.

D = Processing Expense Reserve Percentage, which will equal 1/4% and reflects the cost of the Company's overhead,
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      including costs of processing the purchase of Receivables and other normal operating costs and a reasonable profit margin.

None of the elements of the above-referenced formula, in respect of any purchase of Receivables, will be adjusted following the related Payment Date.

With respect to each calculation set forth above with respect to a Settlement Report Date, such calculation as calculated on such Settlement Report Date and included in the applicable Monthly Settlement Statement shall remain in effect from and including the related Settlement Report Date to but excluding the following Settlement Report Date.